===============================================================================

                                  $800,000,000

                               CREDIT AGREEMENT,

                          dated as of March 29, 2001,

                                     among

                            WINN-DIXIE STORES, INC.,

                                as the Borrower,

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                       FROM TIME TO TIME PARTIES HERETO,

                                as the Lenders,

                           FIRST UNION NATIONAL BANK,

                  as the Administrative Agent for the Lenders,

                              MERRILL LYNCH & CO.,
              MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED
                   as the Syndication Agent for the Lenders,

                         HARRIS TRUST AND SAVINGS BANK
                            FLEET NATIONAL BANK AND
                        CREDIT LYONNAIS NEW YORK BRANCH

                    as Documentation Agents for the Lenders,

                                      and

                        FIRST UNION SECURITIES, INC. and
                  MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE,
                        FENNER, AND SMITH INCORPORATED,

                            as Joint Lead Arrangers

                                ---------------

                         FIRST UNION SECURITIES, INC.,
                               as Sole Bookrunner


===============================================================================

                               TABLE OF CONTENTS

SECTION                                                                     PAGE

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.1. Defined Terms ..........................................................  2
1.2. Use of Defined Terms ................................................... 34
1.3. Cross-References ....................................................... 34
1.4. Accounting and Financial Determinations ................................ 34

                                   ARTICLE II
                      COMMITMENTS, BORROWING AND ISSUANCE
                    PROCEDURES, NOTES AND LETTERS OF CREDIT

2.1. Commitments ............................................................ 34
     2.1.1. Five Year Revolving Loan Commitment and Swing Line Loan
            Commitment ...................................................... 34
     2.1.2. Letter of Credit Commitment; Existing Letters of Credit ......... 35
     2.1.3. Term Loan Commitment ............................................ 35
     2.1.4. 364 Day Revolving Loan Commitment ............................... 36
2.2. Reduction of the Commitment Amounts .................................... 36
     2.2.1. Optional ........................................................ 36
     2.2.2. Mandatory ....................................................... 36
2.3. Borrowing Procedures ................................................... 37
     2.3.1. Borrowing Procedure ............................................. 37
     2.3.2. Swing Line Loans ................................................ 37
2.4. Continuation and Conversion Elections .................................. 38
2.5. Funding ................................................................ 38
2.6. Issuance Procedures .................................................... 39
     2.6.1. Other Lenders' Participation .................................... 39
     2.6.2. Disbursements ................................................... 39
     2.6.3. Reimbursement ................................................... 40
     2.6.4. Deemed Disbursements ............................................ 40
     2.6.5. Nature of Reimbursement Obligations ............................. 40
2.7. Register; Notes ........................................................ 41

                                  ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1. Repayments and Prepayments; Application ................................ 43
     3.1.1. Repayments and Prepayments ...................................... 43
     3.1.2. Application ..................................................... 45
3.2. Interest Provisions .................................................... 46
     3.2.1. Rates ........................................................... 46
     3.2.2. Post-Maturity Rates ............................................. 46

SECTION                                                                     PAGE

      3.2.3. Payment Dates .................................................. 47
3.3.  Fees .................................................................. 47
      3.3.1. Commitment Fee ................................................. 47
      3.3.2. Agents' Fees ................................................... 48
      3.3.3. Letter of Credit Fee ........................................... 48

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.  LIBO Rate Lending Unlawful ............................................ 48
4.2.  Deposits Unavailable .................................................. 48
4.3.  Increased LIBO Rate Loan Costs, etc. .................................. 49
4.4.  Funding Losses ........................................................ 49
4.5.  Increased Capital Costs ............................................... 49
4.6.  Taxes ................................................................. 50
4.7.  Payments, Computations, etc. .......................................... 52
4.8.  Sharing of Payments ................................................... 52
4.9.  Setoff ................................................................ 53
4.10. Defaulting Lenders .................................................... 53
4.11. Replacement of Lenders ................................................ 53

                                   ARTICLE V
                        CONDITIONS TO CREDIT EXTENSIONS

5.1.  Initial Credit Extension .............................................. 54
      5.1.1.  Resolutions, etc. ............................................. 54
      5.1.2.  Closing Date Certificate ...................................... 55
      5.1.3.  Issuance of Senior Unsecured Notes, etc ....................... 55
      5.1.4.  Payment of Outstanding Indebtedness, etc. ..................... 55
      5.1.5.  Closing Fees, Expenses, etc. .................................. 55
      5.1.6.  Financial Information, etc. ................................... 55
      5.1.7.  Compliance Certificate ........................................ 56
      5.1.8.  Opinions of Counsel ........................................... 56
      5.1.9.  Filing Agent, etc. ............................................ 56
      5.1.10. Subsidiary Guaranty ........................................... 57
      5.1.11. Solvency, etc. ................................................ 57
      5.1.12. Pledge Agreements ............................................. 57
      5.1.13. Foreign Pledge Agreements ..................................... 58
      5.1.14. Security Agreements ........................................... 58
      5.1.15. Patent Security Agreement, Copyright Security Agreement
              and Trademark Security Agreement .............................. 59
      5.1.16. Insurance ..................................................... 59
      5.1.17. Mortgage ...................................................... 59
      5.1.18. Delivery of Notes ............................................. 60
      5.1.19. Perfection Certificate ........................................ 60

SECTION                                                                     PAGE

     5.1.20. Senior Unsecured Debt Rating ................................... 60
     5.1.21. Minimum EBITDA ................................................. 60
     5.1.22. Maximum Senior Leverage Ratio. ................................. 60
     5.1.23. Required Consents and Approvals ................................ 60
5.2. All Credit Extensions .................................................. 60
     5.2.1. Compliance with Warranties, No Default, etc. .................... 60
     5.2.2. Credit Extension Request, etc. .................................. 61
     5.2.3. Satisfactory Legal Form ......................................... 61

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1. Organization, etc. ..................................................... 61
6.2. Due Authorization, Non-Contravention, etc. ............................. 61
6.3. Government Approval, Regulation, etc. .................................. 62
6.4. Validity, etc. ......................................................... 62
6.5. Financial Information .................................................. 62
6.6. No Material Adverse Change ............................................. 62
6.7. Litigation, Labor Controversies, etc. .................................. 62
6.8. Subsidiaries ........................................................... 63
6.9. Ownership of Properties ................................................ 63
6.10. Taxes ................................................................. 63
6.11. Pension and Welfare Plans ............................................. 63
6.12. Environmental Warranties .............................................. 63
6.13. Accuracy of Information ............................................... 64
6.14. Regulations U and X ................................................... 64
6.15. Issuance of Subordinated Debt; Status of Obligations
      as Senior Indebtedness, etc. .......................................... 65
6.16. Solvency. ............................................................. 65
6.17. Capitalization ........................................................ 66
6.18. Compliance with Laws; Authorizations .................................. 66
6.19. No Contractual or Other Restrictions .................................. 66
6.20. Absence of any Undisclosed Liabilities ................................ 66
6.21. Intellectual Property ................................................. 66
6.22. Priority of Security Interests ........................................ 67
6.23. Material Contracts .................................................... 67
6.24. Subsidiary Guarantors. ................................................ 67

                                  ARTICLE VII
                                   COVENANTS

7.1. Affirmative Covenants .................................................. 67
     7.1.1. Financial Information, Reports, Notices, etc. ................... 67
     7.1.2. Maintenance of Existence; Compliance with Laws, etc. ............ 69
     7.1.3. Maintenance of Properties ....................................... 69
     7.1.4. Insurance ....................................................... 69

SECTION                                                                     PAGE

     7.1.5. Books and Records ............................................... 70
     7.1.6. Environmental Law Covenant ...................................... 70
     7.1.7. Use of Proceeds ................................................. 71
     7.1.8. Future Guarantors, Security, etc. ............................... 71
     7.1.9. Senior Unsecured Debt Rating .................................... 71
     7.1.10. Conduct of Business; Separate Existence; Maintenance of
             Authorizations ................................................. 71
7.2. Negative Covenants ..................................................... 72
     7.2.1. Business Activities ............................................. 72
     7.2.2. Indebtedness .................................................... 72
     7.2.3. Liens ........................................................... 74
     7.2.4. Financial Condition and Operations .............................. 75
     7.2.5. Investments ..................................................... 76
     7.2.6. Restricted Payments, etc. ....................................... 77
     7.2.7. Changes to Fiscal Year.The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year. ............. 78
     7.2.8. No Prepayment of Debt ........................................... 78
     7.2.9. Issuance of Capital Securities .................................. 78
     7.2.10. Consolidation, Merger, etc. .................................... 78
     7.2.11. Permitted Dispositions ......................................... 79
     7.2.12. Modification of Certain Agreements ............................. 80
     7.2.13. Transactions with Affiliates ................................... 80
     7.2.14. Restrictive Agreements, etc. ................................... 80
     7.2.15. Sale and Leaseback ............................................. 81
     7.2.16. Existing Other Letters of Credit ............................... 81

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

8.1. Listing of Events of Default ........................................... 81
     8.1.1. Non-Payment of Obligations ...................................... 81
     8.1.2. Breach of Warranty .............................................. 81
     8.1.3. Non-Performance of Certain Covenants and Obligations ............ 81
     8.1.4. Non-Performance of Other Covenants and Obligations .............. 81
     8.1.5. Default on Other Indebtedness ................................... 82
     8.1.6. Judgments ....................................................... 82
     8.1.7. Pension Plans ................................................... 82
     8.1.8. Change in Control ............................................... 82
     8.1.9. Bankruptcy, Insolvency, etc. .................................... 82
     8.1.10. Impairment of Security, etc. ................................... 83
     8.1.11. Failure of Subordination. ...................................... 83
     8.1.12. Default Under Senior Unsecured Notes. .......................... 83
8.2. Action if Bankruptcy ................................................... 83
8.3. Action if Other Event of Default ....................................... 84

                                   ARTICLE IX
                                   THE AGENTS

9.1. Actions ................................................................ 84
9.2. Funding Reliance, etc. ................................................. 85
9.3. Exculpation ............................................................ 85
9.4. Successor .............................................................. 85
9.5. Loans by First Union ................................................... 86
9.6. Credit Decisions ....................................................... 86
9.7. Copies, etc. ........................................................... 86
9.8. Reliance by Administrative Agent ....................................... 86
9.9. Defaults ............................................................... 87
9.10. Syndication and Documentation Agents .................................. 87

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1. Waivers, Amendments, etc. ............................................. 87
10.2. Notices; Time ......................................................... 88
10.3. Payment of Costs and Expenses ......................................... 88
10.4. Indemnification ....................................................... 89
10.5. Survival .............................................................. 90
10.6. Severability .......................................................... 90
10.7. Headings .............................................................. 90
10.8. Execution in Counterparts, Effectiveness, etc. ........................ 90
10.9. Governing Law; Entire Agreement ....................................... 90
10.10. Successors and Assigns ............................................... 91
10.11. Sale and Transfer of Credit Extensions; Participations in Credit
       Extensions Notes ..................................................... 91
     10.11.1. Assignments ................................................... 91
     10.11.2. Participations ................................................ 93
10.12. Other Transactions ................................................... 94
10.13. Certain Collateral and Other Matters; Rate Protection Agreements ..... 94
10.14. Forum Selection and Consent to Jurisdiction .......................... 95
10.15. Waiver of Jury Trial ................................................. 95

SCHEDULE I     - Disclosure Schedule
SCHEDULE II    - Percentages; LIBO Office; Domestic Office
SCHEDULE III   - Capitalization and Ownership
SCHEDULE IV    - Fiscal Quarters of the Borrower and its Subsidiaries
SCHEDULE V     - Fiscal Years of the Borrower and its Subsidiaries
SCHEDULE VI    - Projected Dividends
SCHEDULE VII   - Designated Officers
SCHEDULE VIII  - Existing Other Letters of Credit

EXHIBIT A-1    - Form of 364 Day Revolving Note
EXHIBIT A-2    - Form of Five Year Revolving Note
EXHIBIT A-3    - Form of Term Note
EXHIBIT A-4    - Form of Swing Line Note
EXHIBIT B-1    - Form of Borrowing Request
EXHIBIT B-2    - Form of Issuance Request
EXHIBIT C      - Form of Continuation/Conversion Notice
EXHIBIT D      - Form of Borrower Closing Date Certificate
EXHIBIT E      - Form of Compliance Certificate
EXHIBIT F-1    - Form of Borrower Pledge Agreement
EXHIBIT F-2    - Form of Subsidiary Pledge Agreement
EXHIBIT G      - Form of Subsidiary Guaranty
EXHIBIT H-1    - Form of Borrower Security Agreement
EXHIBIT H-2    - Form of Subsidiary Security Agreement
EXHIBIT I-1    - Form of Mortgage
EXHIBIT I-2    - Form of Deed of Trust
EXHIBIT J      - Form of Interco Subordination Agreement
EXHIBIT K      - Form of Lender Assignment Agreement
EXHIBIT L      - Form of Officer's Solvency Certificate
EXHIBIT M      - Form of Perfection Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of March __, 2001, is among WINN-DIXIE STORES, INC., a Florida corporation (the "Borrower"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED ("ML & Co."), as syndication agent (in such capacity, the "Syndication Agent", and together with the Administrative Agent, collectively referred to as the "Agents") for the Lenders, FIRST UNION SECURITIES, INC. ("FUSI") and ML & Co., as joint lead arrangers (in such capacity, the "Arrangers"), FUSI as the sole bookrunner (in such capacity, the "Bookrunner") and HARRIS TRUST AND SAVINGS BANK ("Harris"), CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais") and FLEET NATIONAL BANK ("Fleet", and together with Harris and Credit Lyonnais, collectively referred to as the "Documentation Agents").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a 364 Day Credit Agreement, dated as of November 17, 1999, by and among the Borrower, The Chase Manhattan Bank, as administrative agent, Suntrust Bank, Central Florida, N.A., as syndication agent, Chase Securities Inc. and FUSI, as co-lead arrangers and joint book managers, and the lenders party thereto, the lenders thereunder have made loans to the Borrower in the principal amount of $700,000,000 (as heretofore amended or otherwise modified, the "Existing Credit Agreement");

         WHEREAS, the Borrower desires to (a) refinance all Indebtedness (such capitalized term, and other capitalized terms used in these recitals, to have the definitions set forth in Section 1.1 below) outstanding under the Existing Credit Agreement (the "Refinancing") and (b) obtain commitments to borrow additional funds to provide for (i) the Borrower's ongoing working capital and general corporate requirements (including funding Permitted Acquisitions) and
(ii) the payment of certain fees and expenses incurred in connection with the financing arrangements contemplated hereby;

         WHEREAS, in connection with the Refinancing and to provide for ongoing working capital and general corporate requirements, the Borrower desires:

                  (a) to issue 8 7/8% Senior Unsecured Notes Due 2008 (the "Senior Unsecured Notes Offering") for gross cash proceeds of not less than $300,000,000 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12, the "Senior Unsecured Notes") pursuant to the Senior Unsecured Notes Indenture; and

                  (b) to obtain, pursuant to this Agreement, from the Lenders,

                           (i) a Term Loan Commitment pursuant to which Term
                  Loans may be made to the Borrower in a maximum aggregate principal amount not to exceed $400,000,000 in a single Borrowing on the Closing Date;

                           (ii) a 364 Day Revolving Loan Commitment pursuant to
                  which 364 Day Revolving Loans may be made to the Borrower in a maximum aggregate principal amount not to exceed $200,000,000 at any one time outstanding, in Borrowings from time to time occurring from and after the Closing Date but prior to the 364 Day Revolving Loan Commitment Termination Date; and

                           (iii) a Five Year Revolving Loan Commitment pursuant
                  to which (A) Five Year Revolving Loans may be made to the Borrower in a maximum aggregate principal amount not to exceed $200,000,000 at any one time outstanding, in Borrowings from time to time occurring from and after the Closing Date but prior to the Five Year Revolving Loan Commitment Termination Date, (B) Letters of Credit, in a maximum Stated Amount not to exceed the lesser of $50,000,000 or the unused Five Year Revolving Loan Commitment Amount, may be issued for the account of the Borrower from time to time, in each case from and after the Closing Date but prior to the Five Year Revolving Loan Commitment Termination Date and (C) Swing Line Loans may be made to the Borrower in a maximum aggregate outstanding principal amount not to exceed $10,000,000 at any one time outstanding, in Borrowings from time to time occurring from and after the Closing Date but prior to the Five Year Revolving Loan Commitment Termination Date, provided that, in any event, the maximum aggregate principal amount of Five Year Revolving Loans, Letter of Credit Outstandings and Swing Line Loans shall not exceed $200,000,000 at any one time outstanding;

         with the proceeds of the Credit Extensions made under this clause (b) to be used for the purposes set forth in Section 7.1.7;

         WHEREAS, all Credit Extensions and Rate Protection Agreements with Lenders (at the time of creation thereof) are and shall be secured by, among other things, the Security Agreements, the Pledge Agreements, the Mortgages and the other Loan Documents and shall be guaranteed pursuant to the Subsidiary Guaranty; and

         WHEREAS, the Lenders and the Issuer are willing, but only on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit; NOW, THEREFORE, the parties hereto hereby agree as follows.

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "364 Day Revolving Loan Commitment" means, relative to any 364 Day Revolving Loan Lender, such 364 Day Revolving Loan Lender's obligation (if any) to make 364 Day Revolving Loans pursuant to Section 2.1.4.

         "364 Day Revolving Loan Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

         "364 Day Revolving Loan Commitment Termination Date" means the earliest to occur of

                  (a) April 15, 2001 (if the initial Credit Extension has not occurred on or prior to such date);

                  (b) March 28, 2002;

                  (c) the date on which the 364 Day Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the 364 Day Revolving Loan Commitment Amount shall terminate automatically and without any further action.

         "364 Day Revolving Loan Lender" is defined in Section 2.1.4.

         "364 Day Revolving Loans" is defined in Section 2.1.4.

         "364 Day Revolving Note" means a promissory note of the Borrower payable to any 364 Day Revolving Loan Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such 364 Day Revolving Loan Lender resulting from outstanding 364 Day Revolving Loans, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "364 Day Revolving Loan Percentage" means, relative to any 364 Day Revolving Loan Lender, the applicable percentage set forth opposite its name on
Schedule II hereto under the 364 Day Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the 364 Day Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any 364 Day Revolving Loan Commitment if its percentage under the 364 Day Revolving Loan Commitment column is zero.

         "Adjusted Free Cash Flow" means, at any time, an amount equal to (a) EBITDA, calculated for the then most recent four Fiscal Quarters of the Borrower for which quarterly or annual reports have been filed as required by the Exchange Act, minus, (b) the greater of (i) $140,000,000 or (ii) Capital Expenditures, calculated for the then most recent four Fiscal Quarters of the Borrower for which quarterly or annual reports have been filed as required by the Exchange Act.

         "Adjusted Funded Debt" means, on any date of determination, an amount equal to the sum of


                  (a) Funded Debt, plus,

                  (b) an amount equal to (i) aggregate Rental Expense for the then most recent four Fiscal Quarters of the Borrower ending on or prior to the date of determination, multiplied by (ii) 8.

         "Adjusted Funded Debt To EBITDAR Ratio" means, as of the last day of any Fiscal Quarter (or as of any other date of determination), the ratio of

                  (a) Adjusted Funded Debt outstanding on the last day of such Fiscal Quarter to

                  (b) EBITDAR computed for the period consisting of such Fiscal Quarter and the three Fiscal Quarters ended immediately prior thereto.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to
Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly, (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) or other equity or membership interests having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person (whether through ownership of Capital Securities, by contract or otherwise).

         "Agents" is defined in the preamble.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Base Rate in effect on such day; or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect as of the opening of business on the date of each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.

         "Applicable Commitment Fee Margin" means the applicable percentage set forth below corresponding to the relevant required debt rating: For 364 Day Revolving Loans:

                                     Applicable Commitment
 Required Debt Rating                      Fee Margin
 --------------------                ---------------------

  BBB/Baa2 or higher                          0.250%

     BBB-/Baa3                                0.250%

      BB+/Ba1                                 0.375%

      BB/Ba2                                  0.375%

  BB-/Ba3 or lower                            0.375%

For Five Year Revolving Loans:

                                     Applicable Commitment
 Required Debt Rating                      Fee Margin
 --------------------                ---------------------

  BBB/Baa2 or higher                          0.375%

     BBB-/Baa3                                0.375%

      BB+/Ba1                                 0.500%

      BB/Ba2                                  0.500%

   BB-/Ba3 or lower                           0.500%



In the event the Senior Unsecured Debt Rating as announced by S&P or Moody's, as the case may be, from time to time differs by one or more levels, the Applicable Commitment Fee Margin shall be based on the lower of the two ratings. The required debt rating used to compute the Applicable Commitment Fee Margin shall be that set forth in the Rating Notice most recently delivered or required to be delivered by the Borrower to the Administrative Agent. Changes in the Applicable Commitment Fee Margin resulting from a change in the required debt rating shall become effective one Business Day after any change in a Senior Unsecured Debt Rating. If the Borrower shall fail to deliver a Rating Notice within the required time period pursuant to clause (j) of Section 7.1.1, the Applicable Commitment Fee Margin from and after the date such Rating Notice was required to have been delivered hereunder to, but not including, the date the Borrower delivers to the Administrative Agent a required Rating Notice, shall in each case conclusively equal the highest Applicable Commitment Fee Margin set forth above.

         "Applicable Margin" means with respect to any Loan, the applicable percentage set forth below corresponding to the relevant required debt rating:

For 364 Day Revolving Loans and Five Year Revolving Loans:



       Required Debt            Applicable Margin For     Applicable Margin For
         Rating                  Base Rate Loans             LIBO Rate Loans
       -------------            ---------------------     ---------------------
    BBB/Baa2 or higher                 1.00%                       2.00%

      BBB-/Baa3                        1.25%                       2.25%

       BB+/Ba1                         1.50%                       2.50%

       BB/Ba2                          1.75%                       2.75%

    BB-/Ba3 or lower                   2.00%                       3.00%


For Term Loans:


        Required Debt           Applicable Margin For     Applicable Margin For
           Rating                  Base Rate Loans           LIBO Rate Loans
       -------------            ---------------------     ---------------------

      BBB/Baa2 or higher                1.75%                    2.75%

         BBB-/Baa3                      1.75%                    2.75%

          BB+/Ba1                       1.75%                    2.75%

          BB/Ba2                        2.00%                    3.00%

       BB-/Ba3 or lower                 2.25%                    3.25%

In the event the Senior Unsecured Debt Rating as announced by S&P and Moody's, as the case may be, from time to time differs by one or more levels, the Applicable Margin with respect to any Loans shall be based on the lower of the two ratings. The required debt rating used to compute the Applicable Margin shall be the required debt rating set forth in the Rating Notice most recently delivered or required to be delivered by the Borrower to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the required debt rating shall become effective one Business Day after any change in a Senior Unsecured Debt Rating. If the Borrower shall fail to deliver a Rating Notice within the required time period pursuant to clause (j) of Section 7.1.1, the Applicable Margin from and after the date such Rating Notice was required to have been delivered to, but not including, the date the Borrower delivers to the Administrative Agent a required Rating Notice, shall in each case conclusively equal the highest Applicable Margin set forth above.

         "Arrangers" is defined in the preamble.

         "Assignee Lender" is defined in Section 10.11.1.

         "Assignor Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the

Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1 or as updated by the Borrower from time to time and certified in the manner provided above.

         "Average Stated Amount" means, on any date and with respect to a particular Letter of Credit, the average daily maximum amount available to be drawn under such Letter of Credit.

         "Bahamian Subsidiaries" means each of W-D (Bahamas) Limited, Bahamas Supermarkets Limited and The City Meat Market Limited.

         "Base Rate" means, at any time, the rate of interest per annum then most recently publicly announced by First Union at its principal office in Charlotte, North Carolina as its prime rate for Dollars loaned in the United States. The parties hereto acknowledge that the Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other banks or to customers in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Bookrunner" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Borrower Closing Date Certificate" means the closing date certificate to be executed and delivered by an Authorized Officer of the Borrower pursuant to the terms of this Agreement substantially in the form of Exhibit D hereto.

         "Borrower Pledge Agreement" means the Pledge Agreement to be executed and delivered by an Authorized Officer of the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, substantially in the form of Exhibit F-1 hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrower Security Agreement" means the Security Agreement to be executed and delivered by an Authorized Officer of the Borrower in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, substantially in the form of Exhibit H-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 hereto.

"Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Charlotte, North Carolina; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any period, the aggregate net amount of all expenditures of the Borrower and its Subsidiaries made during such period for the purchase of property, plant and equipment calculated in accordance with GAAP in the manner set forth in the Borrower's Consolidated Statements of Cash Flows as contained in the Borrower's annual report on Form 10-K for the Fiscal Year ended June 28, 2000.

         "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit and all related fees and other amounts.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States or a state thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a state thereof) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by


                           (i) a corporation (other than a Subsidiary or an
                  Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii) any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

                           (i) any bank organized under the laws of the United
                  States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii) any Lender;

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in clause (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

                  (e) mutual funds investing only in assets described in clauses
         (a) through (d) of this definition.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                           (a) any "person" or "group" (as such terms are used
                  in Rule 13d-5 of the Exchange Act, and Sections 13(d) and 14(d) of the Exchange Act) of persons (i) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation, or other business combination or otherwise, the "beneficial owner" (as such term is used in Rule 13d-3 of the Exchange Act) of more than (A) 35% of the total voting power in the aggregate of all classes of Capital Securities of the Borrower then outstanding entitled to vote generally in elections of directors of the Borrower and (B) the total voting power in the aggregate of all classes of Capital Securities of the Borrower held by the Davis Family, or (ii) otherwise acquires the power to direct or cause the direction of the management or policies of the Borrower; provided, that the acquisition by members of the Davis Family of additional Capital Securities of the Borrower shall not constitute a Change in Control hereunder;

                           (b) during any period of 24 consecutive months,
                  individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66 2/3 of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                           (c) the occurrence of any "Change of Control" (or
                  similar term) under (and as defined in) any Sub Debt Document or the Senior Unsecured Notes Documents.

         "Closing Date" means the date of the initial Credit Extension hereunder, but in no event shall such date be later than April 15, 2001.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, the 364 Day Revolving Loan Commitment, the Term Loan Commitment, the Five Year Revolving Loan Commitment, the Letter of Credit Commitment or the Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the 364 Day Revolving Loan Commitment Amount, the Term Loan Commitment Amount, the Five Year Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the 364 Day Revolving Loan Commitment Termination Date, the Term Loan Commitment Termination Date or the Five Year Revolving Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default with respect to the Borrower described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the
                  Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate to be duly completed and executed by an Authorized Officer of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit E hereto or as otherwise approved by the Administrative Agent, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Confidential Memorandum" means the Confidential Information Memorandum dated March 2001 for Winn Dixie $800,000,000 Senior Secured Credit Facilities, prepared by the Arrangers based upon information supplied by the Borrower.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate to be duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Copyright Security Agreement" means any Copyright Security Agreement to be executed and delivered by any Obligor in substantially the form of Exhibit C to any Security Agreement pursuant to the terms of this Agreement or such Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Credit Extension" means, as the context may require,

                  (a) the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.


         "Davis Family" means the Persons included in the joint Schedule 13(G) filing filed with the Securities and Exchange Commission on February 12, 1999, and all current or future heirs, successors and Affiliates to such Persons and all trusts or other entities established or maintained, or to be established or maintained, for the benefit of such Persons and their heirs, successors and Affiliates.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Defaulting Lender" is defined in Section 4.10.

         "Designated Officer" means each individual and type of officer listed on Schedule VII hereto, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent.

         "Designated Permitted Liens" means any Lien permitted pursuant to clauses (a), (c) and (f) through (k) of Section 7.2.3; provided that, in the case of clauses (f) through (k) thereof, "Designated Liens" shall be deemed to include only Liens existing as of the Closing Date.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrower's or its Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person (other than to another Obligor) in a single transaction or series of related transactions.

         "Documentation Agents" is defined in the preamble.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrower.

         "EBITDA" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, for any applicable period, the sum of

                  (a) Net Income for such period, plus

                  (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, (ii) income tax expense,
         (iii) Interest Expense (including COLI interest expense (whenever accrued or to be accrued as disclosed in the projections delivered by the Borrower pursuant to Section 5.1.6) disclosed in the Borrower's annual report on Form 10-K for the Fiscal Year ended June 28, 2000),
         (iv) depreciation of assets, and (v) non-recurring restructuring charges and a non-recurring inventory write-down in an amount not to exceed $8,900,000 disclosed in writing to the Lenders prior to the Closing Date.

         "EBITDAR" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, for any applicable period, the sum of

                  (a) EBITDA, plus

                  (b) Rental Expense.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Assignee" means each Lender, any Affiliate of a Lender, any commercial bank or other financial institution, any fund that invests in loans (and any Related Fund) and any other Person approved in writing (which approval shall not be unreasonably witheld) by the Administrative Agent with (so long as no Default has occurred and is continuing) the consent of the Borrower (not to be unreasonably withheld or delayed).

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement" is defined in the first recital.

         "Existing FUNB Letters of Credit" means the letters of credit issued by First Union for the account of the Borrower prior to the Effective Date, which letters of credit from and after the Effective Date are to be deemed to have been issued under and governed by this Agreement as Letters of Credit.

         "Existing Other Letters of Credit" means the letters of credit issued by issuers other than First Union for the account of the Borrower prior to the Effective Date, as listed on Schedule VIII hereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by First Union from three federal funds brokers in the national federal funds market of recognized standing selected by it.

         "Fee Letter" means the confidential letter, dated February 5, 2001, by and among First Union, FUSI, ML & Co., MLCC and the Borrower.

         "Filing Agent" is defined in Section 5.1.9.

         "Filing Statements" is defined in Section 5.1.9.

         "First Union" is defined in the preamble.

         "Fiscal Quarter" means each fiscal quarter of the Borrower and its Subsidiaries as set forth on Schedule IV hereto (as such Schedule IV shall be supplemented to include any fiscal quarters of the Borrower and its Subsidiaries occurring after the Term Loan Commitment Termination Date upon the request of the Administrative Agent).

         "Fiscal Year" means, for the period commencing on June 28, 2000 through the Term Loan Commitment Termination Date, each fiscal year of the Borrower and its Subsidiaries as set forth on Schedule V hereto (as such Schedule V shall be supplemented to include any fiscal years of the Borrower and its Subsidiaries occurring after the Term Loan Commitment Termination Date upon the request of the Administrative Agent); reference to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2001 Fiscal Year") refers to the Fiscal Year ending in June of such calendar year.

         "Five Year Revolving Loan Commitment" means, relative to any Five Year Revolving Loan Lender, such Five Year Revolving Loan Lender's obligation (if any) to make Five Year Revolving Loans pursuant to clause (a) of Section 2.1.1.

         "Five Year Revolving Loan Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

          "Five Year Revolving Loan Commitment Termination Date" means the earliest to occur of

                  (a) April 15, 2001 (if the initial Credit Extension has not occurred on or prior to such date);

                  (b) March 28, 2006;

                  (c) the date on which the Five Year Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the Five Year Revolving Loan Commitments shall terminate automatically and without any further action.

         "Five Year Revolving Loan Lender" is defined in clause (a) of
Section 2.1.1.

         "Five Year Revolving Loans" is defined in clause (a) of Section 2.1.1.

         "Five Year Revolving Note" means a promissory note of the Borrower payable to any Five Year Revolving Loan Lender, substantially in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Five Year Revolving Loan Lender resulting from outstanding Five Year Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Five Year Revolving Loan Percentage" means, relative to any Five Year Revolving Loan Lender, the applicable percentage set forth opposite its name on
Schedule II hereto under the Five Year Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Five Year Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Five Year Revolving Loan Commitment if its percentage under the Five Year Revolving Loan Commitment column is zero.

         "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

                  (a) EBITDAR (for all such Fiscal Quarters);

         to

                  (b) the sum (for all such Fiscal Quarters) of (i) Interest Expense, plus (ii) Rental Expense.


         "Fleet" is defined in the preamble.

         "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a state (or the District of Columbia) thereof executed and delivered by the Borrower or any of its Material Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Material Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Pledge Agreement).

         "Foreign Subsidiary" means any Subsidiary that is not a U.S.
Subsidiary.

         "Fronting Fee" is defined in Section 3.3.3.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funded Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the amount of the Loans outstanding on the last day of the Fiscal Quarter ending on or immediately preceding the date of determination), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the amount of Letter of Credit Outstandings on the last day of the

Fiscal Quarter ending on or immediately preceding the date of determination), clause (c) and clause (h), in each case of the definition of "Indebtedness" (exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries) and the amount of any Contingent Liability of the Borrower or any of its Subsidiaries in respect of any of the foregoing types of Indebtedness.

         "FUSI" is defined in the preamble.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantor" means each Subsidiary that has executed and delivered to the Administrative Agent a Subsidiary Guaranty and each other Obligor that has executed and delivered a guaranty to the Administrative Agent with respect to the Obligations, which shall in any event include all Material Subsidiaries.


         "Harris" is defined in the preamble.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

                  (a) which is of a "going concern" or similar nature;

         (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

         (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net Hedging Obligations of such Person;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) obligations arising under Synthetic Leases;

                  (h) all obligations evidenced by preferred stock (or other Capital Securities convertible into preferred stock) which pursuant to its terms could (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, redemption or other acceleration rights; and

                  (i) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Interco Subordination Agreement" means the Subordination Agreement, substantially in the form of Exhibit J hereto, to be executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Expense" means, for any applicable period, without duplication, the aggregate interest expense accrued or paid (without prior accrual), net of interest income received, during such period by the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or
2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by, or payment under any Contingent Liability entered into by, such Person to or for the benefit of any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and

                  (b) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP Rules" is defined in Section 10.9.

         "Issuance Request" means a Letter of Credit request and certificate to be duly executed by an Authorized Officer of the Borrower pursuant to the terms of the Agreement, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means First Union in its capacity as Issuer of the Letters of Credit. At the request of First Union and with the Borrower's consent (not to be unreasonably withheld), another Lender or an Affiliate of First Union may issue one or more Letters of Credit hereunder.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit K hereto.

         "Lenders" is defined in the preamble, and includes any Person that becomes a Lender pursuant to Section 10.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or the Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to the Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Five Year Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $50,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Funded Debt outstanding on the last day of such Fiscal Quarter to

                  (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "LIBO Rate" means, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate per annum determined by the Administrative Agent (rounded upward to the nearest 1/16th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page or such rate is for any reason not available thereon, "LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, either (a) the rate per annum determined by the Administrative Agent (rounded upward to the nearest 1/16th of 1%) appearing on Reuters Screen LIBO Page (or, if more than one rate appears on such screen, the arithmetic mean for all such rates rounded upward to the nearest 1/16th of 1%) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBO Rate Loans are then being conducted for settlement in immediately available funds, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBO Rate Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 or 3740 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates which Dollar deposits are offered by leading banks in the London interbank deposit market).

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate                 LIBO Rate
                       =  --------------------------
     (Reserve Adjusted)   1.00 - Reserve Percentage


The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement, the Fee Letter, the Subsidiary Guaranty, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations (including the Pledge Agreements, the Security Agreements and each Mortgage), and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Loans" means, as the context may require, a 364 Day Revolving Loan, a Five Year Revolving Loan, a Term Loan or a Swing Line Loan of any type.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, revenues, debt service capacity, tax position, environmental liability, financial condition, operations or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under this Agreement or any Security Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

         "Material Contracts" means all contracts to which the Borrower or any of its Subsidiaries is a party and which have been disclosed in the Borrower's public filings as material contracts.

         "Material Subsidiary" means each U.S. Subsidiary now existing or hereafter acquired or formed, and each successor thereto, which (a) accounts for more than five (5%) percent of (i) the consolidated gross revenues of the Borrower and its Subsidiaries, (ii) Net Income, or (iii) the consolidated assets of the Borrower and its Subsidiaries, or (b) together with all other U.S. Subsidiaries not otherwise deemed a "Material Subsidiary" hereunder, accounts for more than ten (10%) percent of such consolidated gross revenues, Net Income or consolidated assets described in clause (a) hereof, in each case, as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to clauses (a) or (b) of Section 7.1.1, financial statements have been, or are required to have been, delivered by the Borrower, and in any event includes all of the Subsidiaries listed in Item 6.8(b) of the Disclosure Schedule.

         "Minimum Adjusted Free Cash Flow" means an amount for any four consecutive Fiscal Quarters ended with the Fiscal Quarter set forth below, equal to the amount set forth opposite such last Fiscal Quarter: Last Fiscal Quarter Minimum Adjusted Free Cash Flow Third and Fourth Fiscal

                                                Minimum Adjusted
              Last Fiscal Quarter                Free Cash Flow
              -------------------               ----------------

          Third and Fourth Fiscal
            Quarters of 2001                       $ 80,000,000


          First Fiscal Quarter of 2002             $275,000,000


          Second Fiscal Quarter of 2002            $350,000,000


          Third Fiscal Quarter of 2002             $375,000,000


          Fourth Fiscal Quarter of 2002            $400,000,000


          Each Fiscal Quarter of 2003              $350,000,000





         "ML & Co." is defined in the preamble.

         "MLCC" means Merrill Lynch Capital Corporation.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust or agreement to be executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit I-1 or Exhibit I-2 hereto, as applicable, or in form satisfactory to the Administrative Agent, under which a Lien is granted on the Real Property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Net Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds (other than business interruption insurance) or condemnation awards received by the Borrower or any of its Subsidiaries in connection with such Casualty Event (net of all reasonable collection expenses thereof , net of any clean-up and similar costs and net of any payments required to be made in connection with such Casualty Event under any lease or other contractual obligation permitted under this Agreement), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event.

         "Net Disposition Proceeds" means, with respect to a Permitted Disposition (other than a Permitted Disposition under clause (c) of Section 7.2.11) of the assets of the Borrower or any of its Subsidiaries, the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any Permitted Disposition, less

                  (b) the sum of

                           (i) all reasonable and customary underwriting
                  commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions, payments required to be made in connection with such Permitted Disposition under any lease or other contractual obligation permitted under this Agreement and other out-of-pocket expenses and disbursements (including but not limited to closing costs) actually incurred in connection with such Permitted Disposition which have not been paid to Affiliates or Subsidiaries of the Borrower; and

                           (ii) all Taxes actually paid, assessed or estimated
                  by the Borrower (in good faith) to be payable in connection with such Permitted Disposition;

provided, however, that if, after the payment of all Taxes with respect to such Permitted Disposition, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) above exceeded the Taxes actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (d) of Section 3.1.1, as Net Disposition Proceeds.

         "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period.

         "Net Sale and Leaseback Proceeds" means, with respect to any Permitted Sale and Leaseback Transaction, the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such Permitted Sale and Leaseback Transaction, less

                  (b) the sum of

                           (i) all reasonable and customary underwriting
                  commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and other out-of-pocket expenses and disbursements actually incurred in connection with such Permitted Sale and Leaseback Transaction which have not been paid to Subsidiaries of the Borrower; and

                           (ii) all Taxes actually paid, assessed or estimated
                  by the Borrower (in good faith) to be payable in connection with such Permitted Sale and Leaseback Transaction;

provided, however, that if, after the payment of all Taxes with respect to such Permitted Sale and Leaseback Transaction, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) above exceeded the Taxes actually paid in cash in respect of such Permitted Sale and Leaseback Transaction, the aggregate amount of such excess shall be immediately payable, pursuant to clause
(f) of Section 3.1.1, as Net Sale and Leaseback Proceeds.

         "Non-Excluded Taxes" means any Taxes in respect of any Loan Document or the accrual or payment of any amounts or income thereunder, or any Secured Party's execution, delivery or performance of its obligations thereunder, other than net income and franchise Taxes, imposed with respect to any Secured Party
(a) under the laws under which such Secured Party is organized or in which it maintains its applicable lending office or (b) as a result of a connection between such Secured Party and the relevant taxing jurisdiction other than solely by reason of such Lender's having executed, delivered or performed its obligations, or received a payment under, any of the Loan Documents.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Note" means, as the context may require, a 364 Day Revolving Note, a Five Year Revolving Note, a Term Note or a Swing Line Note.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during, or which would have accrued but for, the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans and all Reimbursement Obligations.

         "Obligor" means, as the context may require, the Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

         "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in Section 10.11.2.

         "Patent Security Agreement" means any Patent Security Agreement to be executed and delivered by any Obligor in substantially the form of Exhibit A to any Security Agreement pursuant to the terms of this Agreement or such Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, any Lender's 364 Day Revolving Loan Percentage, Five Year Revolving Loan Percentage or Term Percentage, or such Lender's Aggregate Percentage as set forth in Schedule II.

         "Perfection Certificate" means the Perfection Certificate to be executed and delivered by an Authorized Officer of each Obligor that is a party to a Security Agreement pursuant to the terms of this Agreement, substantially in the form of Exhibit M hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Borrower or any Subsidiary from any Person of a business in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Sections 7.2.1 and 7.2.4);

                  (b) the Borrower shall have delivered to the Administrative Agent (i) a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such acquisition giving pro forma effect to the consummation of such acquisition and any Borrowings necessary in connection therewith and evidencing compliance with the covenants set forth in Section 7.2.4, (ii) the most recent annual and interim financial statements for the Person being acquired, (iii) new detailed projections for the Borrower and its Subsidiaries through the Stated Maturity Date for the Term Loans giving pro forma effect to such acquisition, based on assumptions satisfactory to the Administrative Agent and demonstrating pro forma compliance with all financial covenants contained in this Agreement, including those contained in Section 7.2.4, in each case, prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1 and in form reasonably satisfactory to the Administrative Agent, and
         (iv) for acquisitions requiring aggregate consideration in excess of $50,000,000, the acquisition documentation relating to such Permitted Acquisition at least 10 days prior to its consummation (unless the Administrative Agent shall otherwise consent in writing to a shorter period), such documentation to be reasonably satisfactory in form and substance to the Administrative Agent and to be accompanied by lien searches, payoff letters and other customary requirements (including favorable legal opinions and reliance letters, which opinions shall also include favorable opinions as to all necessary approvals having been obtained in the case of the acquisition of any regulated entity); and

                  (c) concurrently with the consummation of such acquisition, the Borrower will have complied with the requirements of Section 7.1.8, including that the documentation for such acquisition shall permit the Administrative Agent to obtain a Lien thereon to the extent provided in
         Section 7.1.8.

         "Permitted Disposition" means a sale, disposition or other conveyance of assets (including Capital Securities of a Subsidiary) by the Borrower or any of its Subsidiaries pursuant to clause (b) or (c) of Section 7.2.11.

         "Permitted Dividend Amount" means,

                  (a) for any Fiscal Quarter for which declared dividends are to be reported by the Borrower as paid (i) prior to and including June 25, 2003, or (ii) where the Adjusted Free Cash Flow for the most recent four Fiscal Quarters prior to such declaration with respect to which the Borrower has publicly filed financial statements under and in accordance with the Exchange Act, is less than the Minimum Adjusted Free Cash Flow for such Fiscal Quarters, an amount equal to (x) the amounts permitted to be paid under clause (b) below, minus, (y) the amount by which the Adjusted Free Cash Flow is less than the Minimum Adjusted Free Cash Flow; and

                  (b) for any Fiscal Quarter for which declared dividends are to be reported by the Borrower as paid (i) subsequent to June 25, 2003, and (ii) prior to and including June 25, 2003 during which the Adjusted Free Cash Flow for the most recent four Fiscal Quarters prior to such declaration with respect to which the Borrower has publicly filed financial statements under and in accordance with the Exchange Act is equal to or greater than the Minimum Adjusted Free Cash Flow for such Fiscal Quarters, an amount equal to the sum of (x) the dividends anticipated to be paid for any Fiscal Quarter through April 10, 2007 based on the aggregate amount of Capital Securities of the Borrower issued and outstanding on such date, in each case as set forth in
         Schedule VI hereto, plus, (y) an amount per Fiscal Year (allocated to each Fiscal Quarter in such Fiscal Year in the same proportion as the previously applicable Permitted Dividend Amount) equal to $1.02 for each share of Common Stock issued and outstanding on the record date for any dividend in excess of the number of shares of Common Stock issued and outstanding on January 10, 2001 (or, minus, an amount per Fiscal Year (allocated to each Fiscal Quarter in such Fiscal Year in the same proportion as the previously applicable Permitted Dividend Amount) equal to $1.02 for each share of Common Stock issued and outstanding on the record date for any dividend below the number of shares of Common Stock issued and outstanding on January 10, 2001 as a result of any purchase, repurchase, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrower or any of its Subsidiaries), provided that, in the case of excess shares, any such share was issued (x) at fair market value or (y) pursuant to options or otherwise in accordance with the Borrower's employee stock option, purchase or other benefit plans, provided further that, in the case of share issuances in excess of $15,000,000 in a single or series of related transactions pursuant to clause (x), such fair market value has been determined by a resolution of the Board of Directors of the Borrower (as such $1.02 shall be adjusted for specified changes in the capitalization of the Borrower upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions).

         "Permitted Lien" means a Lien permitted pursuant to Section 7.2.3.

         "Permitted Sale and Leaseback Transaction" means a transaction by the Borrower or any of its Subsidiaries permitted pursuant to the proviso to Section 7.2.15.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement, each Subsidiary Pledge Agreement and each other document pursuant to which a pledge may be created by the owners of Capital Securities of the Borrower or any of the Borrower's Subsidiaries to the Administrative Agent for the benefit of the Lenders (including any Foreign Pledge Agreement), in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Pledged Subsidiary" means each Material Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of
(a) any of the Capital Securities of such Subsidiary or (b) any intercompany notes of such Material Subsidiary owing to the Borrower or another Subsidiary.

         "Process Agent" is defined in Section 10.15.

         "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Rating Event" means the date on which there is a public announcement by the applicable rating agency that the Senior Unsecured Debt Rating increases or declines by at least one notch in the gradation of the rating scale by S&P or Moody's (i.e., "+" or "-" for S&P, or 1, 2, and 3 for Moody's) or is confirmed by S&P or Moody's.

         "Rating Notice" means any notice (written or otherwise) of the occurrence of a Rating Event issued by S&P or Moody's.

         "Real Property" means, with respect to any Person, such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in

                  (a) any plots, pieces or parcels of land;

                  (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interest described in clauses (a) and (b) being the "Premises");

                  (c) any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto; and

                  (d) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (c) above.

         "Refinancing" is defined in the second recital.

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (b) of Section 2.7.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means a "release", as such term is defined in CERCLA.

         "Rental Expense" means, for any period, all payments made or required to be made by the Borrower or any of its Subsidiaries, as lessee or sublessee under any operating lease of real or personal property as rental payments and contingent rentals, in each case, as calculated in accordance with GAAP in the manner set forth in the footnotes to the financial statements of the Borrower and its Subsidiaries as contained in the Borrower's annual report on Form 10-K for the Fiscal Year ended June 28, 2000.

         "Replaced Lender" is defined in Section 4.11.

         "Replacement Lender" is defined in Section 4.11.

         "Required Lenders" means, at any time,

                  (a) prior to the date of the making of the initial Credit Extensions hereunder, Lenders having at least a majority of the Term Loan Commitments, the 364 Day Revolving Loan Commitments and the Five Year Revolving Loan Commitments; and

                  (b) on and after the date of the making of the initial Credit Extensions hereunder, Lenders holding at least a majority of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Borrower or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, repurchase or other acquisition of any class of Capital Securities of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

"SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, the Issuer, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "Security Agreement" means, as the context may require, the Borrower Security Agreement, each Subsidiary Security Agreement and each other document, including supplements with respect to intellectual property, pursuant to which a Lien may be granted by the Borrower, any of its Subsidiaries or any Affiliates thereof to the Administrative Agent for the benefit of the Lenders, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Security Document" means, as the context may require, each Security Agreement, Pledge Agreement, Mortgage and Subsidiary Guaranty.

"Senior Leverage Ratio" means, as of the Closing Date, the ratio of

                  (a) Funded Debt outstanding on the Closing Date, after giving pro forma effect to the aggregate of the initial Credit Extension and the issuance of the Senior Unsecured Notes, to

                  (b) EBITDA computed for the period consisting of the Fiscal Quarter ended January 10, 2001 and each of the three immediately preceding Fiscal Quarters.

         "Senior Unsecured Debt Rating" means, in the case of S&P, the "corporate credit rating"ascribed to the Borrower, and, in the case of Moody's, the "senior implied rating" ascribed to the Borrower, in each case as announced by S&P and Moody's, as the case may be, from time to time.

         "Senior Unsecured Notes" is defined in the third recital.

         "Senior Unsecured Notes Documents" means, collectively, the Senior Unsecured Notes Indenture, the Senior Unsecured Notes and each of the other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements executed and delivered in connection with or pursuant to the Senior Unsecured Notes Offering, as amended, supplemented, amended, restated and otherwise modified from time to time in accordance with
Section 7.2.12.

         "Senior Unsecured Notes Indenture" means the Indenture, dated as of March , 2001, between the Borrower and the Trustee, pursuant to which the Senior Unsecured Notes shall have been issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "Senior Unsecured Notes Offering" is defined in the third recital.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit in Dollars.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means

                  (a) with respect to all Term Loans, March 28, 2007;

                  (b) with respect to all Five Year Revolving Loans and Swing Line Loans, March 28, 2006; and

                  (c) with respect to the 364 Day Revolving Loans,
         March 28, 2002.

         "Sub Debt Documents" means, collectively, any loan agreements, indentures, note purchase agreements, promissory notes, guarantees or other instruments and agreements evidencing the terms of any Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12.

         "Subordinated Debt" means any unsecured Indebtedness of the Borrower subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Agents.

         "Subordination Provisions" is defined in Section 8.1.11.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Subsidiary that has executed and delivered to the Administrative Agent a Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Subsidiary Guaranty to be executed and delivered by an Authorized Officer of each Material Subsidiary that is a U.S. Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" means the Pledge Agreement to be executed and delivered by each U.S. Subsidiary that in turn has any Material Subsidiaries that are U.S. Subsidiaries in favor of the Administration Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, substantially in the form of Exhibit F-2 hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means, collectively, each Security Agreement to be executed and delivered by an Authorized Officer of each Material Subsidiary that is a U.S. Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of this Agreement, in substantially the form of Exhibit H-2, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Substitute Lender" is defined in clause (f) of Section 10.11.1.

         "Swing Line Lender" means, subject to the terms of this Agreement, First Union.

         "Swing Line Loan" is defined in clause (b) of Section 2.1.1.

         "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.1.

         "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, substantially in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Tangible Net Worth" means, at any time, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) the consolidated stockholders' equity of the Borrower and its Subsidiaries, minus, (b) all Intangible Assets of the Borrower and its Subsidiaries, in each case as of such time. For the purposes hereof, "Intangible Assets" means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.

         "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Term Loan" is defined in clause (a) of Section 2.1.3.

         "Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Term Loans pursuant to Section 2.1.3.

         "Term Loan Commitment Amount" means, on any date, $400,000,000.

         "Term Loan Commitment Termination Date" means the earliest to occur of

                  (a) April 15, 2001 (if the initial Credit Extension has not occurred on or prior to such date);

                  (b) the date of the making of any Term Loans (immediately after giving effect thereunto); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Term Loan Commitments shall terminate automatically and without any further action.

         "Term Loan Lender" is defined in Section 2.1.3.

         "Term Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term Percentage" means, relative to any Term Loan Lender, the applicable percentage relating to Term Loans set forth opposite its name on
Schedule II hereto under the Term Loan Commitment column or set forth in a Lender Assignment Agreement under the Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. A Lender shall not have any Term Loan Commitment if its percentage under the Term Loan Commitment column is zero.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated or expired.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "Trademark Security Agreement" means any Trademark Security Agreement to be executed and delivered by any Obligor substantially in the form of Exhibit B to any Security Agreement pursuant to the terms of this Agreement or such Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Trustee" means Wilmington Trust Company.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC"means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof, or the District of Columbia, in each case which is not a Subsidiary of a Foreign Subsidiary.

         "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "wholly owned Subsidiary" means any Subsidiary all of the outstanding Capital Securities of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule and each notice or communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements of the Borrower and its Subsidiaries as contained in the Borrower's annual report on Form 10-K for the Fiscal Year ended June 28, 2000. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II
                      COMMITMENTS, BORROWING AND ISSUANCE
                    PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

         SECTION 2.1.1. Five Year Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Five Year Revolving Loan Commitment Termination Date,

                  (a) each Lender that has a Five Year Revolving Loan Commitment (referred to as a "Five Year Revolving Loan Lender"), severally agrees that it will make loans (relative to such Lender, its "Five Year Revolving Loans") to the Borrower equal to such Lender's Five Year Revolving Loan Percentage of the aggregate amount of each Borrowing of the Five Year Revolving Loans requested by the Borrower to be made on such day; and

                  (b) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment".


On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Five Year Revolving Loans and Swing Line Loans. No Five Year Revolving Loan Lender shall be required to make any Five Year Revolving Loan if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Five Year Revolving Loans of such Five Year Revolving Loan Lender, together with such Lender's Five Year Revolving Loan Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Outstandings, would exceed such Lender's Five Year Revolving

Loan Percentage of the then existing Five Year Revolving Loan Commitment Amount, or (ii) the aggregate outstanding principal amount of all Five Year Revolving Loans, together with the aggregate outstanding principal amount of all Swing Line Loans and Letter of Credit Outstandings, would exceed the then existing Five Year Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be required to make Swing Line Loans if, after giving effect thereto,
(iii) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (iv) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, the sum of all Swing Line Loans and Five Year Revolving Loans made by the Swing Line Lender plus the Swing Line Lender's Five Year Revolving Loan Percentage of the aggregate amount of Letter of Credit Outstandings would exceed the Swing Line Lender's Five Year Revolving Loan Percentage of the then existing Five Year Revolving Loan Commitment Amount.

         SECTION 2.1.2.  Letter of Credit Commitment; Existing Letters of
Credit.

                  (a) From time to time on any Business Day occurring from and after the Closing Date but prior to the Five Year Revolving Loan Commitment Termination Date, the Issuer agrees that it will

                           (i) issue one or more standby letters of credit
                  (relative to such Issuer, its "Letter of Credit") for the account of the Borrower or any Subsidiary Guarantor in the Stated Amount requested by the Borrower on such day; or

                           (ii) extend the Stated Expiry Date of an existing
                  standby Letter of Credit previously issued hereunder.

No Stated Expiry Date shall extend beyond the earlier of (w) the Five Year Revolving Loan Commitment Termination Date and (x) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension. The Issuer shall not be required to issue any Letter of Credit if, after giving effect thereto, (y) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (z) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Five Year Revolving Loans and Swing Line Loans then outstanding would exceed the Five Year Revolving Loan Commitment Amount.

                  (b) All Existing FUNB Letters of Credit shall be deemed to have been issued under this Agreement and shall be governed by, and participated in by the Lenders pursuant to, the terms of this Agreement.

         SECTION 2.1.3. Term Loan Commitment. In a single Borrowing on the Closing Date, each Lender that has a Term Loan Commitment (a "Term Loan Lender") severally agrees that it will make loans (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Term Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day (with the commitment of each such Lender described in this Section
2.1.3 herein referred to as its "Term Loan Commitment"); provided, however, that no Lender shall be required to make any Term Loan if, after giving effect thereto, (a) the aggregate outstanding principal amount of all Term Loans of such Lender would exceed such Lender's Term Percentage of all Term Loans or (b) the aggregate outstanding principal amount of all Term Loans would exceed the Term Loan Commitment Amount. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         SECTION 2.1.4. 364 Day Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the 364 Day Revolving Loan Commitment Termination Date, each Lender that has a 364 Day Revolving Loan Commitment (referred to as a "364 Day Revolving Loan Lender"), severally agrees that it will make loans (relative to such Lender, its "364 Day Revolving Loans") to the Borrower equal to such Lender's 364 Revolving Loan Percentage of the aggregate amount of each Borrowing of the 364 Day Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow 364 Day Revolving Loans until the 364 Day Revolving Commitment Termination Date. No 364 Day Revolving Loan Lender shall be required to make any 364 Day Revolving Loan if, after giving effect thereto, (a) the aggregate outstanding principal amount of all 364 Day Revolving Loans of such 364 Day Revolving Loan Lender would exceed such Lender's 364 Day Revolving Loan Percentage of the then existing 364 Day Loan Commitment Amount or (b) the aggregate outstanding principal amount of all 364 Day Revolving Loans would exceed the then existing 364 Day Revolving Loan Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time as set forth below.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the undrawn amount of the 364 Day Revolving Loan Commitment Amount, the Five Year Revolving Loan Commitment Amount and the Swing Line Loan Commitment Amount or the unutilized Letter of Credit Commitment Amount on the Business Day so specified by the Borrower without premium or penalty (subject to Section 4.4 hereof); provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of (x) any Commitment Amount other than the Swing Line Loan Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and (y) the Swing Line Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. Any optional or mandatory reduction of the Five Year Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Five Year Revolving Loan Commitment Amount below the sum of (a) the Swing Line Loan Commitment Amount and
(b) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Five Year Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Five Year Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

         SECTION 2.2.2. Mandatory. The Five Year Revolving Loan Commitment Amount and the 364 Day Revolving Loan Commitment Amount shall each, without any further action, automatically and permanently be reduced (a) as provided in clause (b) of Section 3.1.2, (b) on the Five Year Revolving Loan Commitment Termination Date so that the Five Year Revolving Loan Commitment Amount equals $0, provided, that any such reduction of the Five Year Revolving Loan Commitment Amount which reduces the Five Year Revolving Loan Commitment Amount below the amount of the sum of (i) the

Letter of Credit Commitment Amount and (ii) the Swing Line Loan Commitment Amount, shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount and the Swing Line Loan Commitment Amount to an aggregate amount not in excess of the Five Year Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender, and (c) on the 364 Day Revolving Loan Commitment Termination Date so that the 364 Day Revolving Loan Commitment Amount equals $0.

         SECTION 2.3. Borrowing Procedures. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

         SECTION 2.3.1. Borrowing Procedure. In the case of Loans other than Swing Line Loans, by delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m. (New York time) on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. In the case of Loans other than Swing Line Loans, on or before 11:00 a.m. (New York time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2. Swing Line Loans. (a) By telephonic notice to the Swing Line Lender on or before 12:00 noon (New York time) on a Business Day (followed (on the same Business Day) by the delivery of a confirming Borrowing Request), the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication permitted to be made by telephone hereunder and clause (a)(ii) of
Section 3.1.1 believed by it to be genuine and correct. The Borrower shall not request (and shall not be permitted to request) any Swing Line Loans when any Default has occurred and is continuing.

         (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Borrower requests that a Five Year Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Five Year

Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Five Year Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Five Year Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Five Year Revolving Loan Lender of a request to make Five Year Revolving Loans as provided in the preceding sentence, each Five Year Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Five Year Revolving Loan Lenders make the above referenced Five Year Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Five Year Revolving Loans in an amount equal to the Swing Line Lender's Five Year Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Five Year Revolving Loans pursuant to this clause, the amount so funded shall become outstanding under such Five Year Revolving Loan Lender's Five Year Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Five Year Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Five Year Revolving Loans were made. Each Five Year Revolving Loan Lender's obligation to make the Five Year Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 11:00 a.m. (New York time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing unless the Agents otherwise agree.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 11:00 a.m. (New York time) on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of an outstanding standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that the Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in a minimum amount of $25,000 in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (a) the Five Year Revolving Loan Commitment Termination Date or (b) (unless otherwise agreed to by an Issuer, in its sole discretion), one year from the date of its initial issuance or extension. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit, and without further action, each Five Year Revolving Loan Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Five Year Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Five Year Revolving Loan Lender shall, to the extent of its Percentage to make Five Year Revolving Loans, be responsible for reimbursing within one Business Day the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3 or which have been required to be returned or disgorged by the Issuer or the Administrative Agent. In addition, such Five Year Revolving Loan Lender shall, to the extent of its Percentage to make Five Year Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the Fronting Fee) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Five Year Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Five Year Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary Guarantor).

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Five Year Revolving Loan Lender's obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Five Year Revolving Loan Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall promptly return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations or other Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1 as to each Five Year Revolving Loan Lender's participation interest in such Letter of Credit, each Five Year Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence, lack of good faith or wilful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Five Year Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith and without gross negligence or wilful misconduct shall be binding upon each Obligor and each such Secured Party, and shall not put the Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be. In any event, if any Obligor fails to object with specificity in writing to any draw under a Letter of Credit by the close of business on the Business Day following the date notice of such draw is received by the Borrower from the Issuer, such Obligor shall be deemed to have waived any objection to the same.

         SECTION 2.7.  Register; Notes.

                  (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                  (b)(i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause
         (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section
         10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor Lender thereof (and the Borrower, when its consent is required hereunder). No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7.

                  (ii) The Borrower agrees that, upon the written request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be payable to the order of the payee named therein and its registered assigns. Subject to the provisions of Section 10.11.1, a Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof (and the Borrower, when its consent is required hereunder) and the compliance by the parties thereto with the other requirements of Section 10.11.1, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

                  (a) At any time and from time to time on any Business Day, the Borrower shall have the right to make a voluntary prepayment without premium or penalty (subject to Section 4.4 hereof), in whole or in part, of the outstanding principal amount of any

                           (i) Loans (other than Swing Line Loans); provided,
                  however, that (A) any such prepayment of Five Year Revolving Loans shall be made pro rata among the Five Year Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Five Year Revolving Loans; (B) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000; and

                           (ii) Swing Line Loans; provided, that (A) all such
                  voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. (New York time) on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $200,000 and an integral multiple of $100,000.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Five Year Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Five Year Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrower shall make a mandatory prepayment of Five Year Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) On the Stated Maturity Date and on each Quarterly Payment Date (other than April 2, 2001) occurring during any period set forth below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:

                                         Amount of Required
          Period                         Principal Repayment
          ------                         -------------------

Effective Date through and
  including 12/31/2006                   $1,000,000

Stated Maturity Date for                 $377,000,000 or the then outstanding
      Term Loans                         principal amount of all Term Loans,
                                         if different.

                  (d) Concurrently with the receipt of any Net Disposition Proceeds while amounts are outstanding in respect of the Term Loans, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that the Borrower may, at its option (as elected by the Borrower in writing to the Administrative Agent on or prior to the event giving rise to such Net Disposition Proceeds), within (i) in the case of Net Disposition Proceeds received in connection with the disposition of manufacturing facilities, 270 days, and (ii) in the case of Net Disposition Proceeds received in connection with the disposition of retail stores, warehouses and all other properties and assets, 180 days, in each case after the creation of such Net Disposition Proceeds and so long as the aggregate amount of Net Disposition Proceeds reinvested by the Borrower at any time after the Closing Date pursuant to this clause (d) shall not exceed $20,000,000 per Fiscal Year and no Default shall have occurred and be continuing, in lieu of such prepayment reinvest such excess, (x) in assets to be used in the business of the Borrower and its Subsidiaries, or (y) in Permitted Acquisitions unless (1) within 120 days following receipt of such Net Disposition Proceeds, a definitive purchase or construction agreements satisfactory to the Administrative Agent for the purchase or construction of such assets with such proceeds shall not have been entered into (as certified by the Borrower in writing to the Administrative Agent) or (2) within 270 days after the receipt of such Net Disposition Proceeds in the case of the disposition of manufacturing facilities, and 180 days after the receipt of such Net Disposition Proceeds in the case of dispositions of retail stores, warehouses and all other properties and assets, such purchase shall not have been consummated (as certified by the Borrower in writing to the Administrative Agent), and any such Net Disposition Proceeds not so reinvested at such time shall be used to prepay the Term Loans to be applied as set forth in Section 3.1.2 to the extent any amounts are outstanding in respect thereof.

                  (e) Concurrently with the receipt of any Net Casualty Proceeds in excess of $10,000,000 (individually or in the aggregate over the course of a Fiscal Year), the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment of Net Casualty Proceeds shall be required under this clause if (i) the Borrower informs the Administrative Agent in writing (A) of the occurrence of a Casualty Event which could, in the reasonable determination of the Borrower, result in Net Casualty Proceeds, no later than 60 days following the occurrence thereof, and (B) no later than 360 days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and diligently pursues such rebuilding or replacement and (ii) in fact the Borrower uses such Net Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property, within (x) in the case of Net Casualty Proceeds received in connection with manufacturing facilities, 270 days following the receipt of such Net Casualty Proceeds, and (y) in the case of Net Casualty Proceeds received in connection with retail stores, warehouses and all other properties and assets, 180 days following the receipt of such Net Casualty Proceeds, in each case with the amount of Net Casualty Proceeds unused for such purpose after such period being applied to the Term Loans as set forth in Section 3.1.2; provided, further, however, that at any time when any Default shall have occurred and be continuing and Net Casualty Proceeds shall exceed $5,000,000 (individually or in the aggregate over the course of a Fiscal Year), such Net Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for, at the Administrative Agent's discretion, prepayment of the Loans or disbursement at the request of the Borrower to pay for such rebuilding or replacement.

                  (f) Concurrently with the receipt of any Net Sale and Leaseback Proceeds while amounts are outstanding in respect of the Term Loans, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Sale and Leaseback Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that the Borrower may, at its option (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of creation of such Net Sale and Leaseback Proceeds), within (i) in the case of Net Sale and Leaseback Proceeds received in connection with sale and leaseback transactions relating to manufacturing facilities, 270 days following the receipt of such Proceeds, and (ii) in the case of Net Sale and Leaseback Proceeds received in connection with sale and leaseback transactions relating to retail stores, warehouses and all other properties and assets, 180 days following the receipt of such Proceeds, reinvest such Proceeds in other assets in lieu of such prepayment so long as a fully perfected first priority Lien on such assets shall have been provided to the Administrative Agent for the benefit of the Secured Parties if the assets giving rise to such proceeds were subject to such a Lien, and any such Proceeds not so reinvested at such time shall be used to prepay the Term Loans to be applied as set forth in
         Section 3.1.2 to the extent any amounts are outstanding in respect thereof.

                  (g) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

         SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to clause (b), each prepayment or repayment of the principal of the Term Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of
         Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each prepayment of the Loans made pursuant to clause (g) of Section 3.1.1 shall be applied (i) first, to a mandatory prepayment of the outstanding principal amount of all Term Loans (pro rata in accordance with such Term Loan Lender's Term Percentage and with the amount of such prepayment of the Term Loans being applied to the remaining Term Loan amortization payments in inverse order of maturity in accordance with the amount of each such remaining Term Loan amortization payment), and (ii) second, once all Term Loans have been repaid in full and (A) on or prior to the 364 Day Revolving Loan Commitment Termination Date, pro rata, to the repayment of (1) any outstanding 364 Day Revolving Loans and a reduction of the 364 Day Revolving Loan Commitment Amount, and (2) any outstanding Five Year Revolving Loans and a reduction of the Five Year Revolving Loan Commitment Amount, or (B) subsequent to the 364 Day Revolving Commitment Termination Date, to the repayment of any outstanding Five Year Revolving Loans and a reduction of the Five Year Revolving Loan Commitment Amount and, in the case of Swing Line Loans and Letter of Credit Outstandings, in accordance with clause (b) of Section 3.1.1.

                  (c) Each prepayment of the Term Loans made pursuant to clauses
         (d), (e) and (f) of Section 3.1.1 shall be applied to a mandatory prepayment of the outstanding principal amount of all Term Loans (pro rata in accordance with such Term Loan Lender's Term Percentage and with the amount of such prepayment of the Term Loans being applied to the remaining Term Loan amortization payments in inverse order of maturity in accordance with the amount of each such remaining Term Loan amortization payment).

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

         SECTION 3.2.1. Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that all Swing Line Loans shall always accrue interest at the then effective Applicable Margin for Five Year Revolving Loans maintained as Base Rate Loans; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. Upon the occurrence and during the continuance of a Default, if demanded by the Administrative Agent, the Borrower shall pay to the extent permitted by law:

                  (a) in the case of LIBO Rate Loans only, (i) interest (after as well as before judgment) on the principal amount of all outstanding LIBO Rate Loans at a rate per annum equal to the

LIBO Rate (Reserve Adjusted) from time to time in effect, plus, the Applicable Margin for LIBO Rate Loans, plus, 2% per annum, until the expiration of the applicable Interest Period in effect at such time, and (ii) thereafter, in accordance with clause (b) of this Section 3.2.2; and

         (b) in the case of Base Rate Loans, Swing Line Loans and all other amounts payable under this Agreement, interest (after as well as before judgment) on (i) the principal amount of all outstanding Loans, (ii) all unpaid interest and fees payable hereunder and (iii) any other amounts due and payable, in each case at a rate per annum equal to the Alternate Base Rate from time to time in effect, plus, the Applicable Margin for Base Rate Loans, plus, 2% per annum.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment (other than a scheduled repayment of Term Loans on a Quarterly Payment Date occurring during (but not at the end of) an Interest Period but only to the extent of Term Loans subject to such Interest Period) or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date in arrears occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three- month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each 364 Day Revolving Loan Lender and Five Year Revolving Loan Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the applicable Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender's Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (net of Letter of Credit

Outstandings, in the case of the Five Year Revolving Loan Commitment Amount). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Five Year Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Five Year Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders.

         SECTION 3.3.2. Agents' Fees. The Borrower agrees to pay the fees in the amounts, on the dates and on the terms set forth in the Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Five Year Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for Five Year Revolving Loans maintained as LIBO Rate Loans, multiplied by the Average Stated Amount for all Letters of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Five Year Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Five Year Revolving Loan Commitment Termination Date, a fronting fee in an amount equal to 0.25% per annum multiplied by the Average Stated Amount for all outstanding Letters of Credit (such fee, the "Fronting Fee"), together with the Issuer's customary administrative, amendment, drawing, transfer and other fees incurred with respect to such Letters of Credit.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party (including as a result of a determination by such Governmental Authority that the 364 Day Revolving Loan Commitment (and any 364 Day Revolving Loans made in connection therewith) shall not receive the capital treatment accorded to revolving loan facilities with commitment termination dates of less than one year under applicable law, regulations, directives, guidelines, or decisions), and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrower, the Borrower shall within five days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and good faith discretion) shall deem applicable.

         SECTION 4.6. Taxes. The Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent any such Taxes are imposed by applicable law. In the event that any Taxes are imposed and required by applicable law to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f), if such Taxes are
                  Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) the Borrower shall withhold the full amount of
                  such Taxes from such payment (as increased pursuant to clause
                  (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrower shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Borrower shall indemnify each Secured Party for any Non- Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrower shall pay such

         Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. The Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W-8BEN claiming eligibility of Non-U.S. Lenders to the benefits of an income tax treaty to which the United States is party or
         (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause
         (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

                  (f) The Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrower shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if
         (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrower.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

         SECTION 4.10. Defaulting Lenders. Notwithstanding anything in this Agreement to the contrary, as to any Lender which (a) has refused (which refusal has not been retracted) to make available its portion of any Borrowing or to fund its portion of any unreimbursed (or disgorged) payment under Section 2.6.1 or (b) has given notice to the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.1 or under
Section 2.6.1:

                           (i) such Lender shall not be deemed a Required Lender
                  hereunder and such Lender's (A) Term Notes, (B) Five Year Revolving Loan Commitments, (C) 364 Day Revolving Loan Commitments, (D) Loans and (E) Letter of Credit Outstandings shall be excluded from the calculations set forth in the definition of Required Lenders above;

                           (ii) such Lender shall not be entitled to receive any
                  portion of (A) Letter of Credit fees, (B) interest payable with respect to any Disbursements or (C) amounts received in respect of Disbursements; and

                           (iii) such Lender shall not be entitled to receive
                  any commitment fee payable in respect of the Five Year Revolving Loan Commitment Amount and the 364 Day Revolving Loan Commitment Amount.

In addition to the foregoing, and notwithstanding Section 2.1.2, if any Lender shall fall within the description set forth in clause (a) or (b) above, the Issuer shall not be required to issue any Letter of Credit, unless arrangements reasonably satisfactory to the Issuer have been entered into to eliminate the Issuer's risk with respect to the participation in Letters of Credit by such Lender, including cash collateralizing such Lender's Letter of Credit Commitment.

         SECTION 4.11. Replacement of Lenders. If (a) the Borrower receives notice from any Lender requesting increased costs or additional amounts under Sections 4.3, 4.5 or 4.6 not being requested generally by other Lenders, (b) any Lender is affected in the manner described in Section 4.1, or (c) a Lender becomes a Defaulting Lender, then, in each case, the Borrower shall have the right, so long as no Default shall have occurred and be continuing, and unless, in the case of clause (a), such Lender has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Sections 4.3, 4.5 or
4.6 in respect of such conditions, to replace in its entirety such Lender (the "Replaced Lender"), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more other Eligible Assignee(s) (collectively, the "Replacement Lender") acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld); provided, however, that, at the time of any replacement pursuant to this Section 4.11, the Replaced Lender and the Replacement Lender shall enter into (and each Replaced Lender hereby unconditionally agreeing to enter into) one or more Lender Assignment Agreement(s) (appropriately completed), pursuant to which (i) the Replacement Lender shall acquire all of the Commitments and outstanding Five Year Revolving Loans, 364 Day Revolving Loans and Term Loans of the Replaced Lender and, in connection therewith, shall pay (x) to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and
(b) an amount equal to all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Sections 3.3.1 and 3.3.3, and (y) to the Issuer, an amount equal to any portion of the Replaced Lender's funding of an unpaid drawing under a Letter of Credit as to which the Replaced Lender is then in default; and (ii) the Borrower shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 4.1, 4.3, 4.4, 4.5 and 4.6 which have accrued to the date of such replacement). Upon the execution of the Lender Assignment Agreement(s), the payment of the amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the applicable Note executed by the Borrower, the Replacement Lender shall automatically become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into a Lender Assignment Agreement in accordance with the foregoing, it shall be deemed to have entered into such a Lender Assignment Agreement.

                                    ARTICLE V
                        CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

         SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor which is not a natural Person, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Effective Date, for each such Person and (ii) a certificate, dated the Closing Date with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Senior Unsecured Notes Offering and the execution, delivery and performance of each Loan Document and Senior Unsecured Notes Document to be executed by each Person and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

                  (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Closing Date Certificate. The Agents shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Borrower Closing Date Certificate shall be in form and substance satisfactory to the Agents.

         SECTION 5.1.3. Issuance of Senior Unsecured Notes, etc. The Agents shall each have received (a) evidence satisfactory to it that all actions necessary to consummate the Senior Unsecured Notes Offering shall have been taken in accordance with all applicable law and in accordance with the terms of each applicable Senior Unsecured Notes Offering Document, without amendment or waiver of any material provision thereof, (b) evidence satisfactory to it that the Borrower shall have received $250,000,000 in gross cash proceeds from the issuance of the Senior Unsecured Notes pursuant to the Senior Unsecured Notes Indenture (which Senior Unsecured Notes Indenture shall be in form and substance reasonably satisfactory to the Agents), and (c) fully executed copies of the Senior Unsecured Notes Documents and all certificates, opinions and other documents delivered thereunder, certified to be true and complete copies thereof by an Authorized Officer of the Borrower. All representations and warranties contained in each of the Senior Unsecured Notes Documents shall be true and correct in all material respects.

         SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness outstanding under the Existing Credit Agreement together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the issuance of the Senior Unsecured Notes and the commitments in respect of such Indebtedness shall have been terminated.

         SECTION 5.1.5. Closing Fees, Expenses, etc. The Agents shall have received for their own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, to the extent invoiced, 10.3.

         SECTION 5.1.6. Financial Information, etc. The Agents shall have received, with counterparts for each Lender,

                  (a) audited consolidated financial statements of the Borrower and its Subsidiaries for the 1999 Fiscal Year and the 2000 Fiscal Year satisfactory to the Agents;

                  (b) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Quarter ended January 10, 2001 satisfactory to the Agents; and

                  (c) financial projections of the Borrower and its Subsidiaries through March, 2007 satisfactory to the Agents.

         SECTION 5.1.7. Compliance Certificate. The Agents shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the initial Credit Extension had been made as of January 10, 2001 and as to such items therein as the Agents reasonably request, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Borrower, and such Compliance Certificate shall be satisfactory in form and substance to the Agents.

         SECTION 5.1.8. Opinions of Counsel. The Agents shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

                  (a) E. Ellis Zahra, Jr., general counsel for the Obligors, in form and substance satisfactory to the Agents;

                  (b) LeBoeuf, Lamb, Greene & MacRae L.L.P., New York and Florida counsel to the Obligors, in form and substance satisfactory to the Agents;

                  (c) local counsel to the Obligors in the following jurisdictions, in form and substance, and from counsel, satisfactory to the Agents:

                           (i)   Alabama;

                           (ii)  Georgia;

                           (iii) Kentucky;

                           (iv)  Louisiana;

                           (v)   Texas;

                           (vi)  Utah; and

                           (vii) the Bahamas.

         SECTION 5.1.9. Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (a) the Filing Agent's receipt of all Filing Statements, (b) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices by no later than March 13, 2001 and (c) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions by no later than March 19, 2001.

         SECTION 5.1.10. Subsidiary Guaranty. The Agents shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the Closing Date duly executed and delivered by an Authorized Officer of each Material Subsidiary that is a U.S. Subsidiary.

         SECTION 5.1.11. Solvency, etc. The Agents shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of the Borrower, dated as of the Closing Date, substantially in the form of Exhibit L hereto.

         SECTION 5.1.12. Pledge Agreements. The Agents shall have received, with counterparts for each Lender,

                  (a) the Borrower Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower, together with

                           (i) certificates evidencing all of the issued and
                  outstanding Capital Securities owned by the Borrower in its U.S. Subsidiaries and 65% of the issued and outstanding Voting Securities of each Foreign Subsidiary directly owned by the Borrower, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities are uncertificated Capital Securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities; and

                           (ii) all Pledged Notes (as defined in the Borrower
                  Pledge Agreement), if any, evidencing Indebtedness payable to the Borrower duly endorsed to the order of the Administrative Agent, together with Filing Statements (or similar instruments) in respect of such Pledged Notes executed by the Borrower to be filed in such jurisdictions as the Administrative Agent may reasonably request;

                  (b) the Subsidiary Pledge Agreement, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary that has any Material Subsidiaries, together with

                           (i) certificates evidencing all of the issued and
                  outstanding Capital Securities owned by such Subsidiary in its Material Subsidiaries that are U.S. Subsidiaries and 65% of the issued and outstanding Voting Securities of each Material Subsidiary that is a Foreign Subsidiary directly owned by any U.S. Subsidiary, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any Capital Securities are uncertificated Capital Securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest therein has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities; and

                           (ii) all Pledged Notes (as defined in the Subsidiary
                  Pledge Agreement), if any, evidencing Indebtedness payable to a U.S. Subsidiary duly endorsed to the order of the Administrative Agent, together with Filing Statements (or similar instruments) in respect of such Pledged Notes executed by such U.S. Subsidiary to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

                  (c) the Agents and their counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, in the collateral described above is a first priority (or local equivalent thereof) security interest; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document, subject in each case to any Designated Permitted Liens.

         SECTION 5.1.13. Foreign Pledge Agreements. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Administrative Agent thereunder shall be duly perfected to provide the Administrative Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to by the Agents and subject to any Designated Permitted Liens.

         SECTION 5.1.14. Security Agreements. The Agents shall have received, with counterparts for each Lender, executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the Closing Date, duly executed by the Borrower and each Material Subsidiary that is a U.S. Subsidiary, together with

                  (a) executed copies of Filing Statements naming the Borrower and each Material Subsidiary that is a U.S. Subsidiary as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first (subject to Designated Permitted Liens) priority security interests of the Administrative Agent in the interests of such Obligor in the collateral (other than motor vehicles, motor vehicle trailers, fixtures, Deposit Accounts (as defined in the Borrower Security Agreement) and investment property not constituting Capital Securities pledged pursuant to a Pledge Agreement) pledged pursuant to such Security Agreement;

                  (b) executed copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens (subject to Designated Permitted Liens) and other rights (subject to Designated Permitted Liens) of any Person (i) in any collateral other than leases described in any Security Agreement previously granted by any Person, and (ii) securing any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other UCC Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Obligors;

                  (c) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements, tax liens and judgment liens which name such Obligor (under its present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than (A) those described in clause (a) above, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause
         (a) above and (B) financing statements evidencing Liens permitted pursuant to clause (b) of Section 7.2.3, provided, that the Borrower and/or such Subsidiary shall have delivered the termination statements in respect of such financing statements pursuant to clause (b) above) shall cover any collateral described in any Loan Document); and

                  (d) the Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral (other than motor vehicles, motor vehicle trailers, fixtures, Deposit Accounts (as defined in the Borrower Security Agreement) and investment property not constituting Capital Securities pledged pursuant to a Pledge Agreement) described above is a first (subject to Designated Permitted Liens) priority (or local equivalent thereof) security interest; and (ii) no Lien (other than Designated Permitted Liens) exists on any of the collateral described in clause (a) of this Section 5.1.14 other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

         SECTION 5.1.15. Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement. The Agents shall have received the Patent Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by each Obligor that has delivered a Security Agreement.

         SECTION 5.1.16. Insurance. The Agents shall have received a satisfactory broker's letter stating that the Borrower's insurance coverage is sufficient and customary as provided therein and complies with the requirements of the Loan Documents.

         SECTION 5.1.17. Mortgage. The Agents shall have received counterparts of a Mortgage for each property listed on Item 5.1.17 in the Disclosure Schedule for filing in the state in which such property is located, dated as of the Closing Date, duly executed by the applicable Obligor, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or, in the opinion of the Agents, desirable to create a valid, perfected first (subject to Designated Permitted Liens) priority Lien against the properties purported to be covered thereby;

                  (b) mortgagee's title insurance policies in favor of the Administrative Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, satisfactory to the Agents, with respect to the property purported to be covered by each Mortgage, insuring that title to such property is marketable and that the interests created by each Mortgage constitute valid first Liens (subject to Designated Permitted Liens) thereon free and clear of all material defects and encumbrances (other than Designated Permitted Liens) other than as approved by the Agents, and, if required by the Agents and if available, revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, mechanic's lien endorsement and such other endorsements as the Agents shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon;

                  (c) subordination and estoppel agreements from the landlords of all warehouses currently leased by the Borrower and its Subsidiaries in form and substance satisfactory to the Agents; and

                  (d) such other approvals, opinions, or documents as the Agents may request in form and substance satisfactory to the Agents.

         SECTION 5.1.18. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.19. Perfection Certificate. The Agents shall have received the Perfection Certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.20. Senior Unsecured Debt Rating. The Agents shall have received evidence satisfactory to each of them that the Senior Unsecured Debt Rating of the Borrower is at least (a) BB+ (stable outlook) as rated by S&P and
(b) Ba1 (stable outlook) as rated by Moody's.

         SECTION 5.1.21. Minimum EBITDA. EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the twelve month period ended January 10, 2001 shall have been not less than $350,000,000, as reflected by the certification made in the Closing Date Certificate.

         SECTION 5.1.22. Maximum Senior Leverage Ratio. On the Closing Date, the Senior Leverage Ratio shall not be greater than 2.10:1.00, as reflected by the certification made in the Closing Date Certificate.

         SECTION 5.1.23. Required Consents and Approvals. All required material consents and approvals shall have been duly obtained and be in full force and effect with respect to the transactions contemplated hereby and the continuing operations of the Borrower from (a) all relevant Governmental Authorities and
(b) any other Person whose consent or approval is so required to effect the transactions, and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or otherwise impose any adverse conditions on the transactions (including the Senior Unsecured Notes Offering) and related financing contemplated hereby.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to and the satisfaction of each of the conditions precedent set forth below.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof), the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Agents and their counsel, and the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents and their counsel may reasonably request.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. Organization, etc. The Borrower and each other Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of each Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, the Borrower's and each such Obligor's participation in the consummation of all aspects of the transactions contemplated herein (including the Senior Unsecured Notes Offering), and the execution, delivery and performance by the Borrower or (if applicable) any other Obligor of the agreements executed and delivered by it in connection with the transactions contemplated herein (including the Senior Unsecured Notes Offering) are in each case within such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene or result in a default under (i) the Borrower's or any other Obligor's Organic Documents, (ii) any contractual restriction binding on or affecting the Borrower or any other Obligor,
         (iii) any court decree or order binding on or affecting the Borrower or any other Obligor or (iv) any law or governmental regulation binding on or affecting the Borrower or any other Obligor; or

                  (b) result in, or require the creation or imposition of, any Lien on the Borrower's or any other Obligor's properties (except as permitted by this Agreement).

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the consummation of the transactions contemplated herein (including the Senior Unsecured Notes Offering) or the due execution, delivery or performance by the Borrower or any other Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of the documents evidencing the transactions contemplated herein (including the Senior Unsecured Notes Documents), in each case by the parties thereto. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement and the other documents which evidence the transactions contemplated herein (including the Senior Unsecured Notes Documents) have been duly executed and delivered and constitute, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors' rights generally and by general principles of equity).

         SECTION 6.5. Financial Information. The financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to
Section 5.1.6, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the business, assets, revenues, debt service capacity, tax position, environmental liability, financial condition, operations or prospects of the Borrower and its Subsidiaries taken as a whole since January 10, 2001.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document, the other documents evidencing the transactions contemplated herein (including the Senior Unsecured Notes Documents) and the other transactions contemplated herein (including the Credit Extensions and the Senior Unsecured Notes Offering).

         SECTION 6.8. Subsidiaries. The Borrower has (a) no Subsidiaries, except those Subsidiaries (i) which are U.S. Subsidiaries and are identified in Item 6.8(a)(i) of the Disclosure Schedule (including those identified thereon as "Inactive Subsidiaries" which conduct no material business and own no material property or assets), (ii) which are Subsidiaries organized under the laws of the Bahamas and are identified in Item 6.8(a)(ii) of the Disclosure Schedule, or
(iii) which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10, and (b) no Material Subsidiaries, except those Material Subsidiaries which are identified in Item 6.8(b) of the Disclosure Schedule.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns (i) in the case of owned Real Property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased Real Property or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule and except to the extent that the failure to comply with any of the requirements listed below could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse
Effect:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         SECTION 6.13. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby or contained in the Confidential Memorandum contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

         SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions



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




will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation
X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15. Issuance of Subordinated Debt; Status of Obligations as Senior Indebtedness, etc. The subordination provisions of any Subordinated Debt contained in any Sub Debt Documents are enforceable against the holders of such Subordinated Debt by the holder of any "Senior Indebtedness" or similar term referring to the Obligations (as defined in any Sub Debt Documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations (as defined in any Sub Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by any Sub Debt Documents. The Borrower acknowledges that the Administrative Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of any Sub Debt Documents.

         SECTION 6.16. Solvency. Both before and immediately after giving effect to any Borrowing requested hereunder:

                  (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries on a consolidated basis, on a going- concern basis;

                  (b) the present fair salable value (as defined below) of the assets of the Borrower and its Subsidiaries on a consolidated basis will exceed the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries on a consolidated basis as they become absolute and matured;

                  (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts, including contingent liabilities, as they mature and become due;

                  (d) the Borrower and its Subsidiaries on a consolidated basis are not, and will not be, engaged in a business for which their consolidated capital is, or would be, unreasonably small for their consolidated business; and

                  (e) the Borrower and its Subsidiaries on a consolidated basis have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under this Agreement or any other Loan Document, nor have they made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower or any of its Subsidiaries.


         For purposes of this Section, the "fair salable value" of the Borrower's and its Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

         SECTION 6.17. Capitalization. Attached as Schedule III hereto is a true, complete and accurate description as of the date of any Credit Extension (including the initial Credit Extension) of the equity capital structure of the Borrower showing accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued Capital Securities for the Borrower as of the date hereof. Except as set forth on Schedule III hereto, there are no (a) preemptive rights, outstanding subscriptions, warrants or options to purchase any Capital Securities, (b) obligations of any Person to redeem or repurchase any of its securities and (c) other agreements, arrangements or plans to which any Person is a party or of which the Borrower has knowledge that could directly or indirectly affect the capital structure of the Borrower. All such Capital Securities (i) are validly issued and fully paid and non-assessable and (ii) are owned of record and beneficially as set forth on
Schedule III hereto or as otherwise disclosed in writing to the Administrative Agent, free of any Lien, except for Liens granted to the Secured Parties or otherwise permitted under this Agreement.

         SECTION 6.18. Compliance with Laws; Authorizations. Except as disclosed in Item 6.18 of the Disclosure Schedule, the Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of its businesses or the ownership of its properties, including, without limitation, those relating to public health and safety, except to the extent such compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local health and safety statutes and regulations which non-compliance could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have obtained all authorizations necessary and appropriate to own and operate their businesses and all such authorizations are in full force and effect, except where the failure to so obtain such authorizations or to so keep such authorizations in full force and effect could not be reasonably expected to have a Material Adverse Effect.

         SECTION 6.19. No Contractual or Other Restrictions. No Subsidiary is a party to any agreement or other contractual arrangement that limits its ability to (a) pay dividends to, or otherwise make Investments in or other payments to, the Borrower or (b) grant Liens solely in favor of the Administrative Agent other than non-material agreements and contractual arrangements which impose limitations on a Subsidiary's ability to grant Liens thereon in favor of the Administrative Agent.

         SECTION 6.20. Absence of any Undisclosed Liabilities. There are no liabilities of the Borrower or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in a Material Adverse Effect, other than those liabilities provided for or disclosed in the most recently delivered financial statements.

         SECTION 6.21. Intellectual Property. Each of the Borrower and its Subsidiaries owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons, in





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


each case except as could not reasonably be expected to result in a Material Adverse Effect, and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which could reasonably be expected to result in a Material Adverse Effect, except as may be disclosed in Item 6.21 of the Disclosure Schedule.

         SECTION 6.22. Priority of Security Interests. The Liens granted to the Administrative Agent in the Collateral (as defined in the applicable Pledge Agreement and Security Agreement) are first (subject to, on the Closing Date, Designated Permitted Liens, and thereafter, Permitted Liens, and other than motor vehicles, motor vehicle trailers, fixtures, Deposit Accounts (as defined in the Borrower Security Agreement) and investment property not constituting Capital Securities pledged pursuant to a Pledge Agreement) priority (or the local equivalent thereof) security interests and no Liens exist on any of the collateral described above other than the Liens created in favor of the Administrative Agent pursuant to a Loan Document and the Permitted Liens.

         SECTION 6.23. Material Contracts. As of the Closing Date, neither the Borrower nor any Subsidiary is party to any Material Contract.

         SECTION 6.24. Subsidiary Guarantors. The Borrower and the Subsidiary Guarantors will at all times account for no less than 90% of (a) the consolidated gross revenues of the Borrower and its Subsidiaries, (b) Net Income, or (c) the consolidated assets of the Borrower and its Subsidiaries.


                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with each Lender, each Issuer and the Agents that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information (all in form reasonably satisfactory to the Administrative Agent):

                  (a) promptly after becoming available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in accordance with GAAP as described in Section
         1.4 by the chief financial or accounting Authorized Officer of the Borrower;

                  (b) promptly after becoming available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants acceptable to the Administrative Agent and as prepared in accordance with GAAP, which shall be accompanied by a calculation of the financial covenants set forth in Section 7.2.4 in accordance with GAAP as described in Section 1.4 and stating that, in performing the examination necessary to deliver the audited financial statements of the Borrower, either no knowledge was obtained of any Event of Default or, if such knowledge was obtained, the nature thereof;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in
         Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower or an Obligor has taken or proposes to take with respect thereto);

                  (d) as soon as possible and in any event within three Business Days after a Designated Officer of the Borrower or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower or such Obligor has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within three Business Days after a Designated Officer of the Borrower or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and thereafter, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (g) promptly but, in any event, within three Business Days after a Designated Officer becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly after receipt thereof, copies of all "management letters" submitted to the Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (i) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt or the Senior Unsecured Notes Documents, copies of such notice or report;

                  (j) together with each Borrowing Request, each Issuance Request and each Compliance Certificate, a certification by an Authorized Officer of the Borrower of the Borrower's then most recent Senior Unsecured Debt Rating from each of S&P and Moody's, and promptly and in any event within three Business Days following receipt by the Borrower of any Rating Notice, copies of such Rating Notice or written notice in reasonable detail of any oral Rating Notice (with prompt delivery of any confirmatory written Rating Notice);

                  (k) promptly following any Subsidiary becoming a Material Subsidiary, the name and any other information reasonably requested by the Administrative Agent in respect of any such Subsidiary which has become a Material Subsidiary; and

                  (l) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to (a) preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.10), and (b) comply in all material respects with all applicable laws, rules, regulations and orders, including (i) any such applicable laws, rules, regulations and orders with respect to any Pension Plan, and (ii) the payment (before the same become delinquent), of (A) all Taxes, imposed upon the Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable, and (B) at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods), all their payment obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceeding and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, except where the failure to comply with the requirements of this clause (b) could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, generally maintain, preserve (including remodeling or retrofitting), protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear and Casualty Events excepted), and make necessary repairs, renewals and replacements (except insofar as such is the obligation of a landlord under a lease of Real Property) so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower or such Subsidiary determines in good faith that the continued preservation or maintenance of such property is no longer desirable.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles and self-insurance amounts) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrower and its Subsidiaries, it being understood that the Borrower and its Subsidiaries are self-insured in substantial amounts with respect to various insurable risks; and

                  (b) maintain all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Administrative Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents (including hazard insurance and business interruption insurance).

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books, records and accounts in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrower, to visit each Obligor's offices, to discuss such Obligor's financial matters with its officers and employees, and its independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and each other Obligor's financial matters with each Secured Party or their representatives whether or not any representative of the Borrower or such other Obligor is present) and to examine (and photocopy extracts from) any of its books, records and accounts including any "management letters"prepared by independent accountants. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Secured Party's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. Environmental Law Covenant. Except to the extent the failure to comply with any of the requirements listed below could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws; and

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall diligently resolve any non- compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.




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         SECTION 7.1.7. Use of Proceeds.

                  (a) The Borrower will apply the proceeds of the Term Loans and the Senior Unsecured Notes to repay the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule (including the Indebtedness evidenced by the Existing Credit Agreement); and

                  (b) The Borrower will apply the proceeds of the Five Year Revolving Loans and 364 Day Revolving Loans (i) to repay the balance, if any, of the Indebtedness under the Existing Credit Agreement, (ii) for general corporate and working capital purposes (other than the repayment or prepayment of Term Loans pursuant to Section 3.1.1) of the Borrower and its Subsidiaries (including Permitted Acquisitions) and the payment of fees and expenses in connection with the transactions contemplated hereby, and (iii) for issuing Letters of Credit for the account of the Borrower and its Subsidiaries (if any) in the ordinary course of its business.

         SECTION 7.1.8. Future Guarantors, Security, etc. The Borrower will, and will cause each U.S. Subsidiary to, execute any documents, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause any subsequently acquired or organized Material Subsidiary which is a U.S. Subsidiary or any U.S. Subsidiary which becomes a Material Subsidiary to execute a Subsidiary Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the Secured Parties. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its and its U.S. Subsidiaries'assets and properties (other than (i) Real Property owned and located in Florida, any Real Property Leases and fixtures and (ii) in respect of the perfection of Liens only, motor vehicles, motor vehicle trailers and, in each case except as set forth in a Security Agreement, Deposit Accounts (as defined in a Security Agreement) and investment property not constituting Capital Securities pledged pursuant to a Pledge Agreement ) as the Administrative Agent or the Required Lenders shall designate, provided, that neither the Borrower nor its Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary or to grant a Lien that would cause a breach by the Borrower or any of its Subsidiaries of any obligation to any Person the incurrence of which is permitted by the Agreement (including under Section 7.2.2 and 7.2.14 hereof). Such Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

         SECTION 7.1.9. Senior Unsecured Debt Rating. The Borrower will take all reasonable actions to cause S&P and Moody's to issue a Senior Unsecured Debt Rating at all times.

         SECTION 7.1.10. Conduct of Business; Separate Existence; Maintenance of Authorizations. The Borrower will, and will cause each of its Material Subsidiaries to (a) carry on and conduct its business in the same manner as it is currently conducted; (b) do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and

(c) do all things reasonably necessary to renew, extend and continue in effect all authorizations which may at any time and from time to time be necessary to operate and own the business and assets of the Borrower and its Subsidiaries in compliance with all applicable laws and regulations, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each Lender, each Issuer and the Agents that until the Termination Date has occurred, the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably related or incidental thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Indebtedness in respect of (i) the Obligations and (ii) any Hedging Obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries (which shall exclude Hedging Obligations incurred under agreements entered into for speculative purposes or as an arbitrage of rates);

                  (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancing of such Indebtedness; provided, that, (x) the principal amount (as such amount may have been reduced following the Effective Date) thereof is not increased, (y) the maturity date thereof is not shortened, and (z) the material terms thereof are not materially more onerous on the Borrower than the terms contained in the Indebtedness being refinanced;

                  (d) Indebtedness (i) incurred in the ordinary course of business of the Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                  (e) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to

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         this clause shall not at any time exceed $100,000,000; provided, further, that neither the Borrower nor any Material Subsidiary may have any Contingent Liability in respect of such Indebtedness incurred by any Subsidiary which is not a Subsidiary Guarantor;

                  (f) (i) Indebtedness of any Subsidiary Guarantor owing to the Borrower or any other Subsidiary Guarantor, (ii) Indebtedness of any U.S. Subsidiary that is not a Subsidiary Guarantor and any Foreign Subsidiary owing to the Borrower in an aggregate amount outstanding at any time not to exceed $10,000,000 (which Indebtedness shall not (when aggregated with the amount of Investments made by the Borrower in Foreign Subsidiaries or U.S. Subsidiaries that are not Subsidiary Guarantors under clause (d)(iii) of Section 7.2.5), exceed $10,000,000), and (iii) Indebtedness of any Bahamian Subsidiary owing to any other Bahamian Subsidiary, in each case

                  (x) which Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged); and

                  (y) to the extent such Indebtedness is payable to the Borrower or a Subsidiary Guarantor and evidenced by one or more promissory notes, any such promissory notes shall be delivered in pledge to the Administrative Agent pursuant to a Loan Document;

                  (g) unsecured Indebtedness (not evidenced by a note or other instrument) of the Borrower owing to a Subsidiary Guarantor that has previously executed and delivered to the Administrative Agent the Interco Subordination Agreement;

                  (h) Indebtedness evidenced by the Senior Unsecured Notes in an aggregate principal amount not exceeding $300,000,000;

                  (i) unsecured Subordinated Debt (other than pursuant to clause
         (h) of this Section 7.2.2) of the Borrower incurred pursuant to the terms of the Sub Debt Documents in a principal amount not to exceed $250,000,000, and unsecured Contingent Liabilities of the Subsidiary Guarantors in respect of such Subordinated Debt, but only if such Contingent Liabilities are subordinated to the Obligations on substantially the same terms as the Subordinated Debt of the Borrower is subordinated to the Obligations and (in each case), refinancings of such Subordinated Debt and Contingent Liabilities which continue to satisfy the terms of the definition of "Subordinated Debt";

                  (j) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Borrower, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not result in a Default (including under Section 7.2.4); provided, that neither the Borrower nor any Material Subsidiary may have any Contingent Liability in respect of such Indebtedness incurred by any Subsidiary which is not a Subsidiary Guarantor; and

                  (k) other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness of the Foreign Subsidiaries and U.S. Subsidiaries that are not Subsidiary Guarantors owing to the Borrower) in an aggregate amount at any time outstanding not to exceed $25,000,000;

         provided, however, that no Indebtedness otherwise permitted by clauses (c), (e), (f)(i), (f)(ii), f(iii), (i), (j), or (k) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations;

                  (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.2.2;

                  (c)(i) Liens existing as of the Effective Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2 and (ii) Liens securing any extension, renewal or replacement of any obligations secured by any such Lien; provided, that (x) in respect of Liens permitted pursuant to clause (c)(i) of this Section 7.2.3, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Effective Date (as such Indebtedness may have been permanently reduced subsequent to the Effective Date), and (y) in respect of Liens permitted pursuant to clause (c)(ii) of this Section 7.2.3, such Lien shall only cover the same assets which originally secured the obligations being extended, renewed or replaced;

                  (d) Liens securing Indebtedness permitted under clause (e) of
         Section 7.2.2; provided, that (i) such Lien is granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens securing Indebtedness permitted by clause (j) of
         Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

                  (f) Liens in favor of carriers, warehousemen, mechanics, materialmen, lessors of personal property and landlords granted or arising in the ordinary course of business or as a matter of law for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (h) judgment Liens in existence for less than 60 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6 and other judgment Liens that do not singly exceed $1,000,000;

                  (i) easements, rights-of-way and zoning restrictions;

                  (j) minor defects or irregularities in title, and rights of licensees and concessionaires, and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (k) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (l) Liens constituting a property interest of a lessee, concessionaire or licensee in property leased or occupied by such Person from an Obligor; and

                  (m) other Liens securing Indebtedness in an aggregate amount not to exceed $20,000,000.

         SECTION 7.2.4. Financial Condition and Operations. The Borrower will not permit any of the events set forth below to occur (and with respect to all calculations of the Leverage Ratio, the Fixed Charge Coverage Ratio, the Adjusted Funded Debt To EBITDAR Ratio and Tangible Net Worth, such calculations shall be accompanied by a certificate of the chief financial or other Authorized Officer of the Borrower acceptable to the Administrative Agent, all in reasonable detail and reasonably satisfactory to the Administrative Agent).

                  (a) The Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

                                                                Leverage
                Fiscal Quarter                                   Ratio
                --------------                                  --------
      Fourth Fiscal Quarter of 2001 through
         Third Fiscal Quarter of 2002                           2.00:1.00

      Fourth Fiscal Quarter of 2002 through
         Third Fiscal Quarter of 2003                           1.75:1.00

      Fourth Fiscal Quarter of 2003 and each
          Fiscal Quarter thereafter                             1.50:1.00

                  (b) The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth opposite such Fiscal Quarter:

                                                   Fixed Charge Coverage
                 Fiscal Quarter                            Ratio
                 --------------                    ---------------------

      Fourth Fiscal Quarter of 2001 through
         Third Fiscal Quarter of 2002                     1.75:1.00


      Fourth Fiscal Quarter of 2002 through
         Third Fiscal Quarter of 2003                     2.00:1.00

      Fourth Fiscal Quarter of 2003 and each
           Fiscal Quarter thereafter                      2.25:1.00


                  (c) The Borrower will not permit the Adjusted Funded Debt To EBITDAR Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter:

                                               Adjusted Funded Debt to EBITDAR
                Fiscal Quarter                             Ratio
                --------------                            --------
    Fourth Fiscal Quarter of 2001 through
        Third Fiscal Quarter of 2002                      5:00:1.00

    Fourth Fiscal Quarter of 2002 through
        Third Fiscal Quarter of 2003                      4.50:1.00

    Fourth Fiscal Quarter of 2003 through
        Third Fiscal Quarter of 2004                      4:00:1.00

    Fourth Fiscal Quarter of 2004 and each
          Fiscal Quarter thereafter                       3.50:1.00


                  (d) The Borrower will not permit its Tangible Net Worth as of the last day of any Fiscal Quarter set forth below to be less than the amount set forth opposite such Fiscal Quarter:

                Fiscal Quarter                      Tangible Net Worth
                --------------                      ------------------
    Fourth Fiscal Quarter of 2001 through
         Third Fiscal Quarter of 2002                   $650,000,000

     Fourth Fiscal Quarter of 2002 through
         Third Fiscal Quarter of 2003                   $700,000,000

     Fourth Fiscal Quarter of 2003 through
         Third Fiscal Quarter of 2004                   $800,000,000

     Fourth Fiscal Quarter of 2004 and each
           Fiscal Quarter thereafter                    $900,000,000


         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d) Investments by way of contributions to capital, purchases of Capital Securities and extensions of credit (i) by the Borrower in any wholly owned Subsidiary Guarantor or by any Subsidiary Guarantor in any wholly owned Subsidiary Guarantor, (ii) by any Subsidiary Guarantor in the Borrower; (iii) by the Borrower in any U.S. Subsidiary that is not a Subsidiary Guarantor and any Foreign Subsidiary in an aggregate amount not to exceed $10,000,000 at any time outstanding or (iv) by W-D (Bahamas) Limited comprising a revolving credit facility extended by it to Bahamas Supermarkets Limited in a maximum amount of $7,000,000;

                  (e) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (f) Investments by way of the acquisition of Capital Securities or assets constituting Permitted Acquisitions (i) in an aggregate amount not to exceed $100,000,000 in any Fiscal Year, and
         (ii) in an aggregate amount not to exceed $300,000,000 over the term of this Agreement; provided, that, in any event, (x) such Investments shall result in the acquisition of a wholly owned Material Subsidiary that is a U.S. Subsidiary and (y) upon making such Investments, the provisions of Section 7.1.8 are complied with;

                  (g) Investments consisting of any deferred portion of the sales price received by the Borrower or any Subsidiary Guarantor in connection with any Disposition permitted under Section 7.2.11; and

                  (h) other Investments in an aggregate amount not to exceed $25,000,000 over the term of this Agreement;

provided, however, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (j) no Investment otherwise permitted by clauses d(i), d(iii),
         (f) or (h) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

         SECTION 7.2.6. Restricted Payments, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

                  (a) Restricted Payments made by Subsidiaries to the Borrower or wholly owned Subsidiaries, by any wholly owned Subsidiary of a partially owned Subsidiary to its parent or by any partially owned Subsidiary pro rata to its stockholders;

                  (b) so long as no Default has occurred and is continuing or would result from the payment thereof, the declaration of dividends by the Borrower on its Capital Securities for payment (as publicly reported in the Borrower's financial statements) in any Fiscal Quarter of the Borrower not to exceed the Permitted Dividend Amount for such Fiscal Quarter;

                  (c) the payment of any dividend within 120 days after the date of its declaration, if the declaration was permitted by clause (b) hereof; and

                  (d) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Securities of the Borrower, or warrants or options on any such shares or related stock appreciation rights or similar securities owned by employees (or their estates or beneficiaries under their estates), in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Securities, options, related rights or similar securities were issued or under which they may be put or called.

         SECTION 7.2.7. Changes to Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year.

         SECTION 7.2.8. No Prepayment of Debt. The Borrower will not, and will not permit any of its Subsidiaries to,

                  (a) unless the Required Lenders otherwise agree in writing, make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt or the Indebtedness evidenced by the Senior Unsecured Notes (i) other than the stated, scheduled date for payment of interest set forth in the applicable Sub Debt Documents and Senior Unsecured Notes Documents, or (ii) which would violate the terms of this Agreement, the applicable Sub Debt Documents or the Senior Unsecured Notes Documents;

                  (b) redeem, retire, purchase, repurchase, defease or otherwise acquire any Subordinated Debt or any Senior Unsecured Notes; or

                  (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes. Furthermore, neither the Borrower nor any Subsidiary will designate any Indebtedness other than the Obligations as "Designated Senior Debt" (or any analogous term) in any Sub Debt Document.

         SECTION 7.2.9. Issuance of Capital Securities. The Borrower will not, and will not permit any of its Subsidiaries to, (a) issue any Capital Securities (whether for value or otherwise) to any Person other than (in the case of Subsidiaries), to the Borrower or another wholly owned Subsidiary or (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Capital Securities.

         SECTION 7.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

                  (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary (provided, however, that a Guarantor may only liquidate or dissolve into, or merge with and into, the Borrower or another Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary (provided, however, that the assets or Capital Securities of any Guarantor may only be purchased or otherwise acquired by the Borrower or another Guarantor); provided, further, that in no event shall any Pledged Subsidiary consolidate with or merge with and into any Subsidiary other than another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein; and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may (to the extent permitted by clause (f) of Section 7.2.5) purchase all or substantially all of the assets or Capital Securities of any Person (or any division thereof), or acquire such Person by merger.

         SECTION 7.2.11. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Borrower's or such Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition:

                  (a) (i) is in the ordinary course of its business and (A) consists of (I) the lease (or sublease) of a portion of any Real Property owned or leased by the Borrower or any Subsidiary or (II) the temporary license (or temporary sublicense) of any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or other intellectual property rights; provided, that such lease (or sublease) or temporary license (or temporary sublicense) shall not interfere with the primary use of such Real Property or intellectual property right, or (B) constitutes inventory or is, in the reasonable determination of the Borrower, of obsolete or worn out assets or property, or assets or property no longer used in its business, (ii) is to the Borrower or any Subsidiary Guarantor, or (iii) is permitted by Section 7.2.10;

                  (b) is for fair market value to any Person other than an Affiliate or Subsidiary, and the following conditions are met:

                           (i) the aggregate fair market value, as well as the
                  aggregate book value, of all such asset sales do not exceed $50,000,000 in any Fiscal Year and $200,000,000 in the aggregate for the term of this Agreement;

                           (ii) immediately prior to and immediately after
                  giving effect to such disposition, no Default shall have occurred or would result therefrom;

                           (iii) the Borrower has applied any Net Disposition
                  Proceeds pursuant to clause (d) of Section 3.1.1; and

                           (iv) all the consideration for such sale, transfer,
                  lease, contribution or conveyance is cash;

                  (c) constitutes a Permitted Sale and Leaseback Transaction;

                  (d) constitutes a Permitted Lien; or

                  (e) occurs when no Default shall have occurred and be continuing, and comprises the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided, that such sale or discount shall be without recourse to the Borrower or any Subsidiary of the Borrower.

         SECTION 7.2.12. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, or applicable to (a) any Sub Debt Documents or the Senior Unsecured Notes Documents, other than any amendment, supplement, waiver or modification for which no fee (other than as reimbursement of out-of-pocket expenses) is payable to the holders of the Subordinated Debt or the Senior Unsecured Notes and which
(i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt or Senior Unsecured Notes, (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or Senior Secured Notes or (iii) makes the covenants, events of default or remedies in such Sub Debt Documents or Senior Unsecured Notes Documents less restrictive on the Borrower or (b) any acquisition agreement relating to any Permitted Acquisition.

         SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (a) is on fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person that is not one of its Affiliates.

         SECTION 7.2.14. Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, or (iii) in the case of clauses (a) and
(c),
any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(ii) of Section 7.2.2.

         SECTION 7.2.15. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person; provided, that the Borrower or any Subsidiary may enter into any such sale and leaseback transaction if (a) the aggregate net book value of the properties sold or transferred in any such transactions does not exceed $150,000,000, and (b) the Borrower or such Subsidiary has applied any Net Sale and Leaseback Proceeds pursuant to clause (f) of Section 3.1.1.

         SECTION 7.2.16. Existing Other Letters of Credit. The Borrower will not, and will not permit any of its Subsidiaries to, renew or otherwise extend the Existing Other Letters of Credit and all Existing Other Letter of Credit shall terminate or expire in accordance with their respective terms.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

                  (a) any principal of any Loan, any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

                  (b) any interest on any Loan, any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7 or Section 7.2 or any Obligor shall default in the due performance or observance of its obligations under (i)
Article 4 of the Subsidiary Guaranty (to the extent such Article incorporates
Section 7.1.1, Section 7.1.7, Section 7.2 or Section 8.1.9 of this Agreement),
(ii) Section 4.1.5 of a Security Agreement, (iii) the first sentence of Section
4.1 of a Pledge Agreement or (iv) Article I of a Mortgage.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any



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         relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Failure of Subordination. Unless otherwise waived or consented to by the Administrative Agent, the Lenders and the Issuers in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Administrative Agent, the Lenders and the Issuers in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or similar term) referring to the Obligations; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuers or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION 8.1.12. Default Under Senior Unsecured Notes. The Borrower shall fail to observe or perform any covenant or agreement contained in the Senior Unsecured Notes, the Senior Unsecured Notes Indenture or the other Senior Unsecured Notes Documents, in each case within any applicable grace period, if the effect of such failure or other event is to accelerate the Senior Unsecured Notes, or to permit the holders of the Senior Unsecured Notes, the Trustee or any other Person, to cause or declare the Senior Unsecured Notes to become due and payable or to require the Senior Unsecured Notes to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease the Senior Unsecured Notes to be made, prior to their expressed maturity.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically and immediately terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.



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



         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

                                   ARTICLE IX
                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints First Union as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, the Syndication Agent and each Arranger, pro rata according to such Lender's proportionate Total Exposure Amount (which, for any period after the Stated Maturity Date for the Term Loans, shall mean the Total Exposure Amount on the Stated Maturity Date for the Term Loans), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent, the Syndication Agent or any Arranger, as the case may be, or in any way relating to or arising out of any Loan Document (including attorneys' fees), and as to which the Administrative Agent, the Syndication Agent or such Arranger, as the case may be, is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which (a) in the case of liabilities, obligations, losses, damages, claims, costs or expenses claimed by the Administrative Agent, are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or wilful misconduct, (b) in the case of liabilities, obligations, losses, damages, claims, costs or expenses claimed by the Syndication Agent, are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Syndication Agent's gross negligence or wilful misconduct, and
(c) in the case of liabilities, obligations, losses, damages, claims, costs or expenses claimed by any Arranger, are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Arranger's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.




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         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent
shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. None of the Administrative Agent, the Syndication Agent, any Arranger or any of their respective directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative



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



Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans by First Union. First Union shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. First Union and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if First Union were not the Administrative Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents for distribution to the Lenders (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received by the Administrative Agent for the account of such Lender and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent to the extent required to be so distributed in accordance with the terms of the Loan Documents.

         SECTION 9.8. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.


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



         SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

         SECTION 9.10. Syndication and Documentation Agents. The entities identified on the cover page of this Agreement as the "Syndication Agent" and the "Documentation Agents", respectively, shall, in each case, not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the entities so identified as the "Syndication Agent" and the "Documentation Agents", respectively, shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the entities so identified as the "Syndication Agent" and the "Documentation Agents", respectively, in deciding to enter into this Agreement and each other Loan Document to which it is a party or not taking action hereunder or thereunder.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan, in each case without the consent of such Lender directly affected thereby (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (c) reduce the principal amount of or rate of interest on any Lender's Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender directly affected thereby;


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


                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (f) except as otherwise expressly provided in a Loan Document, release (i) the Borrower from its Obligations under the Loan Documents or substantially all the Guarantors from their obligations under the Subsidiary Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders; or

                  (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent) or the Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or the Issuer, as the case may be.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. All rights and remedies provided for in this Agreement are cumulative, and not exclusive of rights and remedies provided by law. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower or the Administrative Agent, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender or Issuer to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agents (including the fees, out-of-pocket expenses and other charges of Mayer, Brown & Platt and of local counsel, if any, who may be retained by or on behalf of the Agents) in connection with

                  (a) the negotiation, preparation, execution, delivery and ongoing administration (including analyzing and/or providing legal advice) of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated; and




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



                  (b) the filing, recording, refiling and rerecording of any Loan Document and/or any Filing Statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof, searches made following the Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed, recorded, refiled or rerecorded by the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document; and

                  (d) the syndication of the Loans.

The Borrower further agrees to pay, and to save each Secured Party, each Arranger, the Syndication Agent and the Bookrunner harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrower also agrees to reimburse each Secured Party, each Arranger, the Syndication Agent and the Bookrunner upon demand for all their reasonable out-of-pocket expenses (including their reasonable attorneys' fees and legal expenses of counsel to each of them) in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement and the financing arrangements contemplated hereunder, the Borrower hereby indemnifies, exonerates and holds each Secured Party, each Arranger, the Bookrunner, the Syndication Agent and each of their respective officers, directors, employees, trustees, investment advisors and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the transactions contemplated herein;

                  (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;



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                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any Real Property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 10.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

         SECTION 10.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS




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



5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.

         SECTION 10.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

         SECTION 10.11.1. Assignments. Any Lender (such Lender, the "Assignor Lender"), pursuant to a Lender Assignment Agreement,

                  (a) subject to clause (b) of this Section 10.11.1, with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, which consent, in the case of the Borrower, shall not be required during the continuation of a Default or for any assignment to one or more Eligible Assignees; provided, however, that the Administrative Agent in any event may withhold such consent in its sole discretion to an assignment to a Person not satisfying the credit ratings set forth in clause (f)) may at any time assign and delegate to one or more Eligible Assignees and other Persons; and

                  (b) upon notice to the Borrower and the Administrative Agent, upon the Administrative Agent's acknowledgment on a Lender Assignment Agreement, may assign and delegate to any of its Affiliates, any Related Fund or to any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $1,000,000, in the case of Term Loans, and $5,000,000, in the case of all other Loans, Letter of Credit Outstandings and Commitments (or, if less, the entire remaining amount of such Assignor Lender's Loans, Letter of Credit Outstandings and Commitments), such minimum amount not to be applicable in the case of an assignment by such Assignor Lender to another Lender, any Related Fund or its Affiliates. Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) notice of such assignment and delegation, together with
         (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to
         Section 4.6, if applicable, and (iii) addresses and related information with respect to


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



         such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such Assignor Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                  (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment is registered with Register pursuant to clause (b) of Section 2.7, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Note. The Assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on the assigned Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on the retained Loans and Commitments shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement; provided, that no such processing fee shall be required in connection with any such assignment and delegation (i) by a Lender to its Affiliate or to a Related Fund, (ii) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee) or (iii) if the non-payment of the processing fee is otherwise consented to in writing by the Administrative Agent. Notwithstanding any other term of this Section, the agreement of First Union to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of First Union to make any assignment of its Loans or Commitments, it being understood and agreed that First Union may terminate its Swing Line Loan Commitment, either in whole or in part, in connection with the making of any assignment. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans (a) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (b) in the case of any Lender which is a fund that invests in loans, to any trustee or any other representative of holders of obligations owed or securities issued by such Lender as security for such obligations or securities; provided, that, no such pledge or assignment shall (x) release any Lender from any of its obligations hereunder or (y) substitute any such pledgee or assignee for such Lender as a party hereto.




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



                  (f) In the event that S&P or Moody's, shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower, the Swingline Lender and each Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a financial institution (a "Substitute Lender") acceptable to the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided, that no such consent shall be required if the Substitute Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1) all of its Commitments and other rights and obligations under the Loan Documents (including Reimbursement Obligations) to such Substitute Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Substitute Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

         SECTION 10.11.2. Participations. Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations under any Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) each Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (a), (b), (c) or (f) of
         Section 10.1 with respect to Obligations participated in by such Participant;

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold;

                  (f) such Lender shall, as agent of the Borrower solely for the purpose of this Section, record in book entries maintained by such Lender the name of its Participants and the amount such



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



         Participant's are entitled to receive in respect of any participating interests sold pursuant to this Section; and

                  (g) each participation permitted pursuant to this Section shall be in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments).

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall (x) as agent for the Borrower solely for purposes of this Section 10.11.2, record in book entries maintained by such Lender, the name and amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest, and (y) indemnify and hold harmless the Borrower and the Administrative Agent from and against any Taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agents, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Certain Collateral and Other Matters; Rate Protection Agreements. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Loan Documents.

                  (a) The Lenders irrevocably authorize the Administrative Agent to release any security interest or Lien granted to or held by the Administrative Agent upon any real or personal collateral and satisfy of record any Mortgage (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees, if requested by the Borrower in writing and at the Borrower's sole expense, to execute, reasonable releases (including UCC-3 termination statements and satisfaction of the Mortgages, as may be applicable) in connection with this Agreement) (i) on the Termination Date; (ii) constituting real and personal property sold or to be sold or disposed of as part of or in connection with any Disposition (including any Permitted Disposition or a Permitted Sale and Leaseback Transaction) made in compliance with the terms of this Agreement; (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the



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



         Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended;
         (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 10.1, each Lender. Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 10.13.

                  (b) Each Lender which enters into arrangements with the Borrower in respect of Rate Protection Agreements hereby agrees to supply the Administrative Agent in writing on each Quarterly Payment Date with the amount of any termination obligations of the Borrower thereunder and any net payments owing by the Borrower thereunder.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH ISSUER OR THE BORROWER IN



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



CONNECTION THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.




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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                   WINN-DIXIE STORES, INC.




                                   By:_________________________________________
                                      Title:


                                   Address: 5050 Edgewood Court
                                            Jacksonville, Florida 32254-3699


                                   Facsimile No.: (904) 783-5059


                                   Attention: Richard P. McCook
                                              E. Ellis Zahra



                                   FIRST UNION NATIONAL BANK,
                                     as the Administrative Agent



                                   By:_________________________________________
                                      Title:


                                   Address: One First Union Center
                                            301 South College Street
                                            Charlotte, North Carolina 28288

                                   Facsimile No.: (215) 786-2877


                                   Attention: Irene Marks



                                   MERRILL LYNCH & CO.
                                   MERRILL LYNCH, PIERCE, FENNER &
                                   SMITH INCORPORATED,   as
                                   the Syndication Agent



                                   By:_________________________________________
                                      Title:


                                   Address: 4 World Financial Center
                                            New York, New York 10080


                                   Facsimile No.: (212) 449-8111


                                   Attention: Barry Price

                                                                      SCHEDULE I



                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT



ITEM 5.1.17. Real Property.

ITEM 6.7. Litigation.

ITEM 6.8(a)(i) Existing U.S. Subsidiaries.

ITEM 6.8(a)(ii) Existing Bahamian Subsidiaries.

ITEM 6.8(b) Material Subsidiaries.

ITEM 6.11. Employee Benefit Plans.

ITEM 6.12. Environmental Matters.

ITEM 6.18. Compliance with Laws.

ITEM 6.21. Intellectual Property.

ITEM 7.2.2(b) Indebtedness to be Paid.


           CREDITOR                           OUTSTANDING PRINCIPAL AMOUNT

ITEM 7.2.2(c) Existing Indebtedness.

ITEM 7.2.3(c) Ongoing Liens.

ITEM 7.2.5(a) Ongoing Investments.

                                                                     SCHEDULE II



[ON FILE WITH ADMINISTRATIVE AGENT]






                                      S-1